UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2010

Commission File Number: 333- 152535

Buyonate, Inc.
(Exact name of registrant as specified in its charter)

Nevada	98- 0550385
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

Building 3, Binhe District, Longhe East Road, Lu’an City, Anhui Province, PRC 237000
(Address of principal executive offices)

011-86-564-3224888
(Registrant’s telephone number, including area code)

# 803-5348 Vegas Drive, Las Vegas, NV 89108

(Former name or former address if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K is being filed by Buyonate, Inc.  We are reporting the acquisition of a new business and providing a description of this business and its audited financials below. In addition, on July 15, 2010 we consummated a private placement to 27 investors for an aggregate gross purchase price of $3,278,397  ($10.56 per unit) of 310,454 units, each unit consisting of  four shares of our Common Stock, par value $0.0001 per share (“Stock”), a three-year warrant to purchase one shares of our Common Stock for $3.70 per share and  a three-year warrant to purchase one share of our Common Stock for $4.75 per share pursuant to a Subscription Agreement (the “Subscription Agreement”) with such investors (the “Private Placement”).

USE OF DEFINED TERMS

Except as otherwise indicated by the context, references in this Report to:

•
"Buyonate," "the Company," "we," "us," or "our," are references to the combined business of Buyonate, Inc, and its subsidiary, China Electronic Holdings, Inc., and China Electronic Holdings, Inc.’s direct and indirect subsidiaries;

•	"China Electronic" refers to China Electronic Holdings, Inc., a Delaware corporation and our direct, wholly owned subsidiary, and/or its direct and indirect subsidiaries, as the case may be;

•	“Guoying” refers to Lu’an Guoying Electronic Sales Co., Ltd., a PRC corporation;

•	"China," "Chinese" and "PRC," refer to the People’s Republic of China;

•	"RMB" refers to Renminbi, the legal currency of China; Based on the exchange rate as of June 30, 2010, 1 U.S. dollar equals to RMB 6.8;

•	"U.S. dollar," "$" and "US$" refer to the legal currency of the United States;

•	"Securities Act" refers to the Securities Act of 1933, as amended; and

•	"Exchange Act" refers to the Securities Exchange Act of 1934, as amended.

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Share Exchange Agreement

On July 15, 2010, we entered into a Share Exchange Agreement, dated as of July 9, 2010 (the “Share Exchange Agreement”) with China Electronic and certain stockholders and warrantholders of China Electronic (the “CEH Stockholders”).  Pursuant to the Share Exchange Agreement, on July 15, 2010, 10 CEH Stockholders transferred 100% of the outstanding shares of common stock and preferred stock and 100% of the warrants to purchase common stock of China Electronic held by them, in exchange for an aggregate of 13,785,902 newly issued shares of our Common Stock and warrants to purchase an aggregate of 1,628,570 shares of our Common Stock. The shares of our common stock acquired by the CEH Stockholders in such transactions constitute approximately 86% of our issued and outstanding Common Stock giving effect to the share and warrant exchange and the sale of our Common Stock pursuant to the Subscription Agreement discussed below, but not including any outstanding purchase warrants to purchase shares of our common stock, including the warrants issued pursuant to the Subscription Agreement. In connection with the closing of the Share Exchange Agreement, China Electronic purchased from the former principal stockholder of Buyonate an aggregate of 4 million shares of our common stock and then agreed to the cancellation of such shares.

The Share Exchange Agreement contains representations and warranties by us, China Electronic and the CEH Stockholders which are customary for transactions of this type such as, with respect to Buyonate, Inc.: organization, good standing and qualification to do business; capitalization; subsidiaries, authorization and enforceability of the transaction and transaction documents, consents being obtained or not required to consummate the transaction; with respect to China Electronics:  authorization, capitalization and no conflicts or violations resulting from executing, delivering and performing the transaction documents and with respect to the CEH Stockholders: investment representations regarding the Buyonate securities to be acquired by them in the exchange and no broker’s fees except as disclosed.

The foregoing description of the terms of the Share Exchange Agreement is qualified in its entirety by reference to the provisions of the Share Exchange Agreement which is included as Exhibit 2.1 of this Current Report and is incorporated by reference herein.

Subscription Agreement

On July 15, 2010 we consummated transactions under a Subscription Agreement, dated as of July 9, 2010 (the “Subscription Agreement”) with 27 investors pursuant to which the investors agreed to and purchased for an aggregate of $3,278,397   an aggregate of (a) 1,241,817 shares of our common stock, (b) three year warrants (“Series C Warrants”) to purchase an aggregate of 310,454 shares of our common stock for $3.70 per share and (c) three year warrants (“Series D Warrants”) to purchase an aggregate of 310,454 shares of our Common Stock for $4.75 per share.

Representations and Warranties; Indemnification : The Subscription Agreement contains representations and warranties by us and the investors which are customary for transactions of this type such as, with respect to the Company: organization, good standing and qualification to do business; capitalization; authorization and enforceability of the transaction and transaction documents; no conflicts or violations resulting from executing, delivering and performing the transaction documents; financial statements; valid issuance of stock, governmental being obtained or not required to consummate the transaction; litigation; no market manipulation; no defaults; no undisclosed liabilities or events, no general solicitation; full disclosure; environmental compliance; quotation of Buyonate’s shares on the OTC Bulletin Board; no foreign corrupt practices related party transactions; representations concerning employees and no brokers used, and with respect to the investors:  authorization, investment intent and no conflicts arising as a result of execution, delivery and performance of the transaction documents. The Company has agreed to indemnify the investors and their affiliates against claims, costs, losses, damages, expenses and obligations arising out of or based on material misrepresentations by the Company made in the Subscription Agreement and breaches by the Company of material covenants in the Subscription Agreement.

Covenants: The Subscription Agreement contains certain covenants on our part, including the following:

Registration: we must file a registration statement covering the resale by the investors of 100% of our shares of Common Stock issuable to the investors upon the exercise of all of the Series C Warrants and the Series D Warrants (the “Resale Registration Statement”). The Resale Registration Statement must be filed with the SEC within 60 days after the final closing date of sales of our securities pursuant to the Subscription Agreement and cause the registration statement to be declared effective within 180 days after the final closing date). The Subscription Agreement provides for liquidated damages of .5% per month of the purchase price of the securities purchased by the investors (with a cap of 5% of the purchase price in the aggregate) if the filing or effectiveness of the registration statement is delayed beyond the required deadlines or if after effectiveness is declared by the SEC, effectiveness of the Resale Registration Statement is not maintained or if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144.

Listing: we have agreed to maintain the quotation or listing of our common stock on the American Stock Exchange, Nasdaq Capital Market, Nasdaq Global Market, Nasdaq Global Select Market, OTC Bulletin Board, or New York Stock Exchange use our best efforts to list our Common Stock on the American Stock Exchange, Nasdaq Capital Market, Nasdaq Global Market, Nasdaq Global Select Market or New York Stock Exchange and comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the applicable principal market on which the common stock is traded or quoted as long as any Purchased Securities are outstanding. We have also agreed to complete an uplisting of our common stock to the Nasdaq Capital Market, Nasdaq Global Market, Nasdaq Global Select Market or NYSE Amex Equities.

Filings: For the later of two years after the final closing date of the sale of securities pursuant to the Subscription Agreement or until all of the Purchased Securities can be resold by the investors under Rule 144 the Company will comply with all of its reporting and filing obligations under the Securities Exchange Act of 1934 and all of the requirements relating to maintaining the effectiveness of the Resale Registration Statement within 12 months after the closing date.

Lockup Agreement: The Chairman of the Company has agreed that for a period of 18 months after the final closing date he will not sell any offer, pledge, sell, contract to sell, sell any option or contract to purchase, lend, transfer or otherwise dispose of any shares of common stock or any options, warrants or other rights to purchase shares of common stock or any other security of the Company which he owns or has a right to acquire as of July 9, 2010.

Right of Participation: The investors shall have the right to purchase up to 25% of any subsequent underwritten offering of the Company’s securities before the time the Company completes an uplisting of its common stock to the Nasdaq Capital Market, Nasdaq Global Market, Nasdaq Global Select Market or NYSE Amex Equities.

Most Favored Nations provision: subject to certain exceptions, if at any time prior to July 9, 2012, the Company shall issue any common stock or securities convertible into or exercisable for shares of common stock (or modify the conversion or exercise price of any of the foregoing which may be outstanding) to any person or entity at a price per share which shall be less than $3.43, subject to adjustment for stock dividends, subdivisions and combinations (the “Lower Price Issuance”), without the consent of the investor, then the Company shall issue, for each such occasion, additional shares of common stock to the investors respecting those purchased securities that are then still owned by the investor at the time of the Lower Price Issuance so that the average per share purchase price of the purchased securities owned by the investors on the date of the Lower Price Issuance plus such additional shares issued to investor pursuant to this provision is equal to such other lower price per share.

Delivery of up to 1,241,817  shares of Common Stock from Based on 2010 Net Income: If our net income for the year ending December 31, 2010 (“Actual 2010 Net Income”)  is less than $12.0 million (“2010 Guaranteed NI”), then the Company shall issue, for each such occasion, to each investor on a pro-rata basis (determined by dividing each investor’s consideration paid for the securities purchased by such investor by the aggregate consideration paid for the securities purchased by all investors), an  additional amount of shares of common stock (the “Make Good Shares”) equal to, as applicable, a number of shares equal to the difference between A and the product of A x B, where A is the number of common shares originally purchased and B equals (2010 Guaranteed NI  minus Actual 2010 Net Income)/2010 Guaranteed NI.

ITEM 2.01   COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On July 15, 2010, we completed the acquisition of China Electronic pursuant to the Share Exchange Agreement. The acquisition was accounted for as a recapitalization effected by a share exchange. China Electronic is considered the acquirer for accounting and financial reporting purposes.  The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

As a result of this transaction, the Company ceased being a “shell company” as that term is defined in Rule 12b-2 under the Securities and Exchange Act of 1934 (the “Exchange Act”).

Our Corporate Structure

As set forth in the following diagram, following our acquisition of China Electronic, China Electronic became and currently is our direct, wholly-owned subsidiary.

Organizational History of China Electronic Holdings, Inc. and Subsidiaries

China Electronic Holdings, Inc. was incorporated in Delaware on November 15, 2007. Pursuant to a Share Transfer Agreement, dated as of December 31, 2008 (the “December 2008 Agreement”), four shareholders of Lu’an Guoying Electronic Sales Co., Ltd., a PRC corporation (“Guoying”), transferred 60% of the outstanding shares of Guoying to China Electronic Holdings Inc. (“China Electronic”) for a consideration of RMB 600,000 (approximately $ 88,235). Pursuant to a notice dated February 10, 2010, issued by Anhui Provincial Department of Commerce, Lu’an Guoying Electronic Sales Co., Ltd. became a wholly foreign-owned enterprise, or “WFOE,” under the laws of the PRC by virtue of its status as a wholly-owned subsidiary of China Electronic Holdings, Inc.

Guoying was formed in the PRC on January 4, 2002 as a limited liability company (a company solely owned by a natural person). Pursuant to a Share Transfer Agreement, dated as of December 26, 2008, China Electronic became the owner of 40% of the outstanding capital stock of Guoying and Guoying became a Sino-foreign joint venture under the laws of the PRC.

DESCRIPTION OF BUSINESS

Overview

Through its subsidiary, China Electronic Holdings Inc., (the Company is engaged in the retail sale of consumer electronics and appliances in China, such as solar heaters, refrigerators, air conditioners, televisions, and etc. The Company is targeting the rural market in Anhui Province.

The Company started sales of home appliances and electronics in 2001.

During the fiscal year ended December 31, 2009 (“fiscal 2009”),  approximately 66% of the Company’s revenues were from the sale of solar water heaters, , approximately 10.5% of its revenues were from the sale of refrigerators  and approximately 6.5% of its revenues were generated from the sale of televisions. Approximately 69% of the Company’s net income for fiscal 2009 was from the sale of solar water heaters, approximately 12.7% of the Company’s 2009 net income was from the sale of refrigerators and approximately 8.0% of the Company’s 2009 net income was profit from sales of televisions.

The Company operates 3 company owned stores, all of which are located in Lu’an City, Anhui Province. The Company operates 408 exclusive franchise stores and 600 non-exclusive franchise stores, which are located in the rural areas around Lu’an. Approximately 3.3% of the Company’s revenues for fiscal 2009 were from the company owned stores, approximately 88.9% of the Company’s 2009 revenues were from the exclusive franchise stores and approximately 7.8% of the Company’s 2009 revenues were generated from the non-exclusive franchise stores.

For additional information concerning the location and area of each of the Company’s company owned stores and the terms under which the real estate for each store is leased, see “Description of Property” herein.

The Company purchases the consumer electronics and appliances it sells directly from the manufacturers thereof or large distributors. Currently, 30% of the products are supplied to the Company by large distributors, mainly under the brand names Samsung and LG.  Guoying is the exclusive wholesaler in the Lu’an area for products under the brand names, Sony, LG, Samsung, Shanghai Shangling, Chigo, Huayang and Huangming.  Guoying is the general sales agency of Sino-Japan Sanyo electronic products, such as Sanyo TVs, air conditioners, washing machines and micro-wave ovens.  Guoying has teamed up with Huangming and Huayang, the 2 largest manufacturers of solar thermal products in China, to be their exclusive retail outlet in Anhui. Some of their energy efficient, “green” products include:  solar thermal water heaters, solar panels (photovoltaic) and energy saving glass.

In addition to purchasing from the manufactures or distributors, the Company has refrigerators manufactured by an OEM manufacturer under the Company’s own trademark “Guoying”. Guoying refrigerators have “3C” quality national authentication certificates. During fiscal year 2009, approximately 2 % of the Company’s 2009 revenues and 2.5% of the Company’s 2009 net income were from the sale of Guoying brand refrigerators. In August 2007, Guoying entered into a 5 year OEM agreement with Shanghai Pengpai Electronic Co., Ltd (“Pengpai”), under which Pengpai will manufacture refrigerators for Guoying to sell under its own trademark. Guoying sold a total of 30,000 refrigerators in 2007, 46,000 in 2008, and 62,000 in 2009, and expects to sell 77,000 in 2010 and 100,000 in 2011, in provinces like Anhui, Henan and Hubei. On October 2, 2006, Guoying entered into a loan agreement with Pengpai where Guoying loaned to Pengpai a total of RMB 80 million (approximately $ 11.76 million) from year 2006 to 2010. In exchange Pengpai sells refrigerators to Guoying at a discounted price. Pengpai is required to repay the loan within 4 years, starting from October 2013. The loan is secured by all the assets of Pengpai

Retail Operations

The various stores are described below:

Company Owned Stores

The Company operates 3 company owned stores. Two of them are focused on the sale of solar thermal products, with one store having an area of 100 square meters and another one having an area of 60 square meters. The third one is a general store with an area of 180 square meters, which carries solar thermal products, refrigerators, air conditioners, TV, and other products. The Company’s offices are located on the second floor of the third store. The Company currently leases all the company owned stores.

Exclusive Franchise Stores

The Company operates 408 exclusive franchise stores. The stores are located in rural areas around Lu’an City. The customers of these stores are residents of the local towns and villages. Guoying is the only wholesaler providing products to these type of stores. Guoying is in charge of the delivery to each store and the stores pay the purchase price of the products provided in cash at delivery.  Generally, after receiving orders from the stores, Guoying can make the delivery within 3 days.  For products within the national “Rural consumer electronics and appliances” plan, meaning, the maximum sales price is fixed, Guoying will give the stores certain discounts based on the quantity of their purchases.

With each store, Guoying has signed an exclusive franchise agreement with a term ranging from 1 year to 3 years. Based on the agreements, Guoying provides a loan to the store owner when establishing the stores. The loan is in the form of cash and products, while the loan amount to each store depends on the specific needs of each store. The store owners provide the operating space. In consideration of the loan, the stores will exclusively purchase products from Guoying.

Non-Exclusive Franchise Stores

The Company also operates 600 non-exclusive franchise stores, which are located at the rural areas around Lu’an City. Guoying is in charge of the delivery of products and gets cash payment for the products it sells to the stores at delivery.  Each non-exclusive franchise store pays Guoying an annual franchise fee of 5,000 RMB (approximately $ 735). Guoying is not the only wholesaler of the stores and the stores are free to purchase products from anyone, including Guoying’s competitors.

Our Warehouses

We currently distribute products to our stores from two warehouses located within Lu’an city, which are leased by Guoying.   For additional information concerning the location and area of each of the Company’s warehouse and the terms under which the real estate for each warehouse is leased, see “Description of Property” herein.

Industry Background

Approximately 56% of China’s population still resides in rural areas of China, making rural residents the largest consumer group in China. After many years of economic reforms, the average income of people living in China's rural areas has gradually increased. The rural market is largely untapped and has enormous potential for growth. The rural consumer group has tremendous purchasing power and is increasing as the Chinese government encourages rural communities to modernize.

There are several reasons for the potential development of rural consumer electronics and appliances market.

First, the central government has decided to expand internal demand by increasing the income of the rural population. The continuous improvements in the rural power network, rural transportation, and rural communication make the rural market extremely favorable for home appliances and electronics.

Second, after many years of economic reforms, the average income of people living in China's rural areas has gradually increased. It is reported that the rural residents hold more than US $120 billion in savings and US$106 billion in cash. A survey done by the China Electronic Product Association showed that 14% to 33% of rural families are willing to spend their money on televisions, DVDs, washers and dryers, and telephones in the next few years. For example, refrigerator ownership in big and middle cities of China is over 95%, even 99% in some cities. However, the ownership of refrigerators is only 22.7% in rural areas of China.

Third, the Chinese government has initiated a rural home appliance and electronics rebate program, called “Rural Consumer Electronics” plan. The plan provides that the maximum sales price of electronics is fixed, at a price which is usually equal to or less than the market price in urban areas of the same product. Meanwhile, rural consumers can get a 13% government rebate on their purchases of electronics.

Fourth, the current consumer electronics and appliances markets in big cities like Beijing, Shanghai, and Shenzhen are already saturated by an over abundance of competitors – leading to very lean margins. Although some competitors have announced interest in the rural market, none of the current competitors have established any significant presence in the rural markets. Successful brand names typically established in cities are not an indicator of automatic success in the rural. A majority of the population from the rural market has not seen or heard of the retail chains that exist in the cities. Additionally, the rural consumers have different tastes and values in making their purchases. For example, when it comes to appliances, functionality to cost is the most important factor in deciding which product to purchase. However, product colors have a significant impact in decision making. Most rural consumers prefer certain colors, such as red, over colors like black, silver, and white that are successful in the city. As a result, much research has to be carried out to fully understand the outlook of the rural consumer.

Guoying is the first rural home appliance and electronics retailer in Anhui province.

Raw Materials and Suppliers

Approximately 95% of the cost of sales is the purchase price of products.

Our biggest suppliers of merchandise in 2009, in terms of cost to us, were:

Name of Supplier	Percentage
Shangdong Huangming Solar Power Sales Co.	52.15%
Jiangshu Huayang Solar Power Sales Co.	14.89%
Hier Hefei Ririshun Sales Co.	26.22%
Shanghai Tengpai Electronic Co.	1.50%
Sanyo Hefei Office	3.21%
Jiangshu Taizhou Chunlan Sales Co.	0.78%
Anhui Germei Tech. Co.	1.02%

Our biggest suppliers of merchandise in 2008, in terms of cost to us ,, were:

Name of Supplier	Percentage
Hier Hefei Ririshun Sales Co.	45.51%
Shangdong Huangming Solar Power Sales Co.	24.33%
Jiangshu Taizhou Chunlan Sales Co.	25.34%
Sanyo Hefei Office	4.82%

Our biggest suppliers of merchandise in 2007, in terms of value, were:

Name of Suppliers	Percentage
Sanyo Hefei Office	78.85%
Shanghai Pengpai Electronic Sales Co.	21.15%

We receive all of our merchandise from our suppliers, which are often the manufacturers, by the suppliers’ delivery trucks sent to our two warehouses located within Lu’an city.

Marketing, Sales, and Distribution

The Company has a staff of 27 employees who take orders and provide customer service to each franchise store in assigned geographical areas. We advertise in many ways, including using TV advertisements, on buses and walls and on pagers on the streets distributed by our promotion personnel and general promotions, including discounts. We base our advertising on our observations of the market and our competitors. Under contracts we have with our suppliers, our suppliers are responsible for the costs of all discounts and promotions.

Customers and Pricing

Our customer strategy is to offer products to the rural market where there is less competition.

Our customers pay different prices for our products depending on where they live.

•
In general, most of the products sold in our franchise stores are under the regulation of the national “Rural Consumer Electronics” plan, meaning that the maximum sales price is fixed, which price is usually equal to or less than the market price in urban areas of the same product. Meanwhile, rural consumers can get a 13% government rebate on electronics.

•	Some products sold by our company owned stores to the residents in Lu’an city are at the market price in urban areas.

Payment methods for customers are mainly cash.

In recent years, the pricing of our merchandise has changed as the price charged by our vendors has changed. For example, due to inflation in the recent years, the market price of consumer electronics and appliances has risen. However, the selling prices on some old models have decreased since such models are being discontinued.

Employees

As of July 9, 2010, 2010, Guoying had 47 full-time employees, including 15 management and supervisory personnel, 27 sales and marketing personnel and 5 after sale support.

Seasonality

Approximately 30% of the Company’s sales of products are made in the first quarter as the Chinese Spring Festival (which is a traditional shopping time) is in the first quarter. The fourth quarter is the next busiest. For sales of electronic appliances, the first quarter is the busiest quarter and the third quarter is the slowest quarter, because in the third quarter the demands for solar heaters, refrigerators and air conditioners decrease and the demands for Chinese Spring Festival have not begun.

Competition

We believe our main competitor is Guosheng Electronic (“Guosheng”), which is a state-owned enterprise in Anhui Province.  Guosheng is the third biggest retail of consumer electronics and appliances in Anhui Province and runs several franchise stores in small cities and towns.  Guosheng also has stores in Lu’an city.

Compared to Guosheng, our competitive disadvantages are:

•	Fund. As a state-owned enterprise, it is easier for Guosheng to get bank loans.

•	Exclusive Representative Rights. With its current larger size, it is easier for Guosheng to get the exclusive representative rights with respect to certain major brands

Compared to Guosheng, our competitive advantages are:

•	Rural market. We have hundreds of franchise stores in rural markets, which are market with high potential margin, but which markets are ignored by the big retail chain stores.

•
Flexibility. We are running 24/7 in making deliveries. After receiving an order, we can make delivery as soon as within 2 hours. Huge state-owned retail stores, such as Guosheng, usually take 2-3 days to deliver after receipt of orders.

•	Sales Networking. We have 27 sales persons visiting the franchise stores each week, which serves to keep a good relationship between Guoying and the stores.

Research and Development

We are not presently involved or engaged in any research and development activities.

Intellectual Property

The Company does not own any patents.

Mr. Hailong Liu, our CEO, owns the following trademarks:

(i)	Trademark Registration No:	5307764
	Owned Trademark:	GUOYING(国鹰)
	Clarification No:	11
	Term:	May 7, 2009 to May 6, 2019
	Issued by:	Trademark Office, State Administration for Industry and Commerce

(ii)	Trademark Registration No:	5307765
	Owned Trademark:	GUOYING(国鹰)
	Clarification No:	7
	Term:	April 28, 2009 to April 27 2019
	Issued by:	Trademark Office, State Administration for Industry and Commerce

Mr. Liu has orally authorized the Company to use the trademarks for an unspecified term at no cost to the Company.

Regulation

We are subject to a wide range of regulation covering every aspect of our business. The most significant of these regulations are set forth below.

Chain Stores Management

In March 1997, the Domestic Trade Ministry issued and enforced the Standard Opinions on the Operation and Management of Chain Stores, or the Opinions, to regulate and administrate the forms, management models, composition, business area and other requirements of Chain Stores. Such Opinions specifically stipulate the three forms of Chain Stores, including regular chain, franchise chain and voluntary chain. The Opinions also stipulate that the franchise chain and voluntary chain store shall execute relevant cooperation contracts with specified clauses provided in the Opinions including but without limited to license use of trademarks, product quality management, centralized purchase and sales promotion policies.

In May 1997, the State Administration of Industry and Commerce issued the Circular of the Relevant Issues for the Administration of Registration of Chain Stores, mainly providing the conditions of the establishment for chain stores and branches, the procedures and documents for application for the registration with the administration of industry and commerce and name of chain stores to regulate the registration issues of chain stores.

Regulations on consumer protection

On October 31, 1993, the Standing Committee of the National People's Congress issued and enforced the Law on the Protection of the Rights and Interests of Consumers, or the Consumer Protection Law, revised in 2009. The State Administration of Industry and Commerce also issued the notice regarding Handling of Acts of Infringement of Rights of Consumers or the Notice in March 2004. Under the Consumer Protection Law and the Notice, a business operator providing a commodity or service to a consumer shall first undertake the responsibilities of products for the manufacturers. These liabilities include restoring the consumer’s reputation, eliminating the adverse effects suffered by the consumer, and offering an apology and compensation for any losses incurred. The following penalties may also be imposed upon business operators for the infraction of these obligations: issuance of a warning, confiscation of any illegal income, imposition of a fine, an order to cease business operation, revocation of its business license or imposition of criminal liabilities under circumstances that are specified in laws and statutory regulations.

Regulations on commercial franchising

On May 1, 2007, the State Council issued and enforced the Regulations for Administration of Commercial Franchising, to supervise and administrate the Franchise activities. The Regulations for Administration of Commercial Franchising were later supplemented by the Administrative Measures for Archival Filing of Commercial Franchise and the Administrative Measures for Information Disclosure of Commercial Franchise, both of which were issued by the Ministry of Commerce. Under these regulations, Franchisors are required to file franchise contracts with the Ministry of Commerce or its local counterparts; and franchise contracts shall include certain required provisions, such as terms, termination rights and payments. Franchisors are also required to satisfy certain requirements including but without limitation to have mature business models, the capacity to provide operation guidance, technical support and training to franchisees. Franchisors engaged in franchising activities without satisfying the above requirements may be subject to administrative penalties.

Regulations on trademarks

The State Council issued the PRC Trademark Law in 1982, revised in 2001, and the Implementation Regulation of the PRC Trademark Law in 2002, to protect the owners of registered trademarks and trade names. The Trademark Office handles trademark registrations and grants a term of ten years to registered trademarks. Trademark license agreement must be filed with the Trademark Office or its regional counterpart.

Home appliances sales on the rural market

On April 16, 2009, the Ministry of Commerce, the Ministry Of Finance, the Industry and Information Technology, National Development and Reform Committee, the Ministry of Environmental Protection, State Administration of Industry and Commerce and State Administration of Quality Supervision promulgated the Implementation Rules of Home Appliance Sales on the Rural Market, or the Implementation Rules to stimulating domestic demands and promote the economic development. Under the Implementation Rules, the local government authority would fix the home appliance sales enterprise by bidding. Such enterprise shall satisfy the certain requirements including having measures on dispatching, price management, after-sale service and sales channel. Such enterprises are also required to file with local commerce bureau for sale of home appliances and shall provide good service. The sales enterprises can be cancelled its qualification to sell home appliances in the rural areas in case of any serious violation of commitments or duties as set forth in the Implementation Rules.

DESCRIPTION OF PROPERTY

Set forth below is a table containing certain information concerning the location and area of each of the Company’s company owned stores and warehouses and the terms under which such properties are leased.

Name	Area (Square Meters)	Location	Landlord	Lease Commencement Date	Term (years)	Rent per Year ($)
Foziling Road Warehouse	800	Foziling Road	Zongjun Gao	January 1,2008	6 years and 11 months	9,882.35
Development Zone Warehouse	1437.50	Development Zone, East of Jing Er Road, North of Foziling Road	Benjun Zhang	April 1,2010	1 year	20,294.12
Guangcai Big Market Lease Agreement	100	First Floor of Guangcai Big Market	Haibo Liu	October 30,2008	3 years	20,882.35
Haomen Garden Lease Agreeement		Haomen Store operation site	Haibo Liu	June 1, 2007	3 years	10,000
Wangpai Warehouse	808	Wangpai Warehouse, Liufo Road	Haibo Liu	January, 2008	4 years and 11 months	950.59
Office Lease Building	375	No.166, No.266 and No.176 stores, Building 3, Longgang Road, Liu’an City	Taidong Han	September 1, 2007	10 years	11647.06

The Company believes that the foregoing properties are adequate for its present needs.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.   These forward-looking statements generally are identified by the words “believes,” “project,” “expects,” “anticipates,” “estimates,” “intends,” “strategy,” “plan,” “may,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions.  We intend such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with those safe-harbor provisions.  Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Factors which could have a material adverse affect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  Further information concerning our business, including additional factors that could materially affect our financial results, is included herein and in our other filings with the SEC.

Overview

Buyonate, Inc. (the “Company,” “we,” “us” or “pur”) was organized in Nevada on July 9, 2007 with a business purpose of seeking and acquiring interest in an operating business. We did not restrict our search to any specific business, industry, or geographical location.

We entered into a Share Exchange Agreement, dated as of July 9, 2010 (the “Share Exchange Agreement”) with China Electronic and certain stockholders and warrantholders of China Electronic (the “CEH Stockholders”).  Pursuant to the Share Exchange Agreement, on July 15, 2010, 10 CEH Stockholders transferred 100% of the outstanding shares of common stock and preferred stock and 100% of the warrants to purchase common stock of China Electronic held by them, in exchange for an aggregate of 13,785,902   newly issued shares of our Common Stock and warrants to purchase an aggregate of 1,628,570 shares of our Common Stock. The shares of our common stock acquired by the CEH Stockholders in such transactions constitute approximately 86% of our issued and outstanding Common Stock giving effect to the share and warrant exchange and the sale of our Common Stock pursuant to the Subscription Agreement discussed below, but not including any outstanding purchase warrants to purchase shares of our common stock, including the warrants issued pursuant to the Subscription Agreement. In connection with the closing of the Share Exchange Agreement, China Electronic purchased from the former principal stockholder of Buyonate an aggregate of 4 million shares of our common stock and then agreed to the cancellation of such shares.

The Share Exchange resulted in (i) a change in our control with a shareholder of China Electronic owning approximately 72.5% of issued and outstanding shares of our common stock, (ii) China Electronic becoming our wholly-owned subsidiary, and (iii) appointment of certain nominees of the shareholder of China Electronic as our directors and officers and resignation of Mr. Ryan Cravey as our sole director, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer.

China Electronic was incorporated in Delaware on November 15, 2007 for the purpose of acquiring an existing company with continuing operations. On December 31, 2008 China Electronic entered into a Share Transfer Agreement with four shareholders of Lu’an Guoying Electronic Sales Co., Ltd., a limited liability company organized under the laws of the PRC, which resulted in Guoying becoming a wholly-owned subsidiary of China Electronic. The transfer of ownership of Guoying took effect on February 10, 2010 upon approval of the transaction by the PRC authorities. Guoying is a manufacturer and retailer of home appliances and consumer electronics in the PRC.

Because until its acquisition of Guoying in 2010, China Electronic was a development stage company and did not have significant operations, the discussion and analysis of our financial condition and results of operations presented below was prepared without taking into account operations of China Electronic during fiscal years ended December 31, 2009 and 2008.

Results of Operations

Three Months Ended March 31, 2010 Compared to Three Months Ended March 31, 2009

			$	%
	2010	2009	Change	Change
Revenue	$26,598,134	$7,183,590	$19,414,544	270.3
Cost of goods	21,861,352	6,100,206	15,761,146	258.4
Gross profit	4,736,782	1,083,384	3,653,398	337.2
Operating expenses	454,547	23,387	431,160	1,843.6
Net Operating Income	4,282,235	1,055,997	3,226,238	305.5
Income taxes	498	708	210	(29.7)
Net income	4,279,764	1,056,042	3,223,722	75.3

Revenues

Our revenue for the three months ended March 31, 2010 was $26,598,134, an increase of 270.3% or $19,144,544 from $7,183,590 for the three months ended March 31, 2009. The increase was mainly due to the improved economic situation in PRC and globally which had a positive impact on the demand for our products and our sales.

Cost of Goods Sold

Our cost of goods sold for the three months ended March 31, 2010 was $21,861,352 compared to $6,100,206 for the three months ended March 31, 2009, an increase of 258.4% or $15,761,146. The increase was mainly due to the increase in sales.

Gross Profit

Gross profit for the three months ended March 31, 2010 was $4,736,782, an increase of $3,653,398 or approximately 337.2%, compared to $1,083,384 for the three months ended March 31, 2009. The increase was proportionate to the increased sales.

Operating Expenses

Operating expenses for the three months ended March 31, 2010 was $454,547, an increase of $431,160 or 1,843.6%, from $23,387 for the three months ended March 31, 2009. The increase was mainly due the increase in capital raising related general and administrative expenses.

Net Operating  Income

Our net operating income for the three months ended March 31, 2010 was $4,282,235, an increase of $3,226,238 or 305.5%, from $1,055,997 for the same period in 2009. The increase was proportionate to the increased sales

Income Tax Expense

Pursuant to authorizations from the Company’s local and provincial taxing authorities, the Company pays di minimis annual income taxes.  There can be no assurance that such preferential tax treatment will continue or that PRC tax authorities will not assess taxes in the future which relate to prior periods.

Fiscal Year Ended December 31, 2009 Compared to the Fiscal Year Ended December 31, 2008

			$	%
	2009	2008	Change	Change
Revenue	$47,671,380	$55,107,177	$(7,435,797)	(13.5)
Cost of goods	37,766,469	47,104,992	(9,338,523)	(19.8)
Gross profit	9,904,912	8,002,185	1,902,727	23.8
Operating expenses	159,668	7,957,589	(7,797,921)	(98.0)
Net Operating Income	9,745,244	44,956	9,700,288	21,577.3
Income taxes	-	-	-	-
Net income	9,743,245	44,522	9,698,723	21,784.1

Revenues

Our revenue for the fiscal year ended December 31, 2009 was $47,671,380 a decrease of $7,435,797 or 13.5% from $55,107,177 for the fiscal year ended December 31, 2008. The decrease in revenue in fiscal 2009 was primarily due to the economic slowdown in PRC. Our revenues in the first quarter of 2009 were lower than our expectation. The first quarter is typically our best quarter and can account for as much as 30% of our annual sales due to greater volume for the Chinese New Year.

Cost of Goods Sold

Our cost of goods sold for the year ended December 31, 2009 decreased by $9,338,523 or 19.8% from $47,104,992 for the fiscal year ended December 31, 2008 to $37,766,469 for the fiscal year ended December 31, 2009.  The decrease was due primarily to the decrease in revenues in the fiscal year 2009.

Gross Profit

Gross profit for the fiscal year ended December 31, 2009 was $9,904,912, an increase of $1,902,727 or approximately 23.8%, compared to $8,002,185 for the fiscal year ended December 31, 2008. The increase in gross profit is mainly attributable to the increases in both gross margin and revenue.

Gross Margin

Our gross margin for the fiscal year ended December 31, 2009 was 20.8% compared to 14.5% for the same period in 2008. The increase in gross margin for the year ended December 31, 2009 compared to the same period in 2008 was due to our product mix changes. We added solar water heater in our product mix, which has a better gross margin.

Operating Expenses

Operating expenses for the fiscal year ended December 31, 2009 decreased by $7,797,921 or 98.0%, from $7,957,589 for the fiscal year ended December 31, 2008 to $159,668 for the year ended December 31, 2009.  Selling expenses for the fiscal year ended December 31, 2009 decreased by 82.3% or $222,948 in comparison to the same period in 2008 primarily due to the change in compensation of our sales managers. In 2009 we increased our sales network and commissions earned by our sales managers increased. However, we required that selling expenses of the sales managers be covered by the sales managers themselves, thereby decreasing selling expenses. General and administrative expenses for the year ended December 31, 2009 decreased by 94.3% or $1,881,048 in comparison to the same period in 2008. Additionally, operating expenses in the fiscal year 2008 included a one time expense of $5,693,925 incurred in connection with a write-off of accounts receivable from a franchise store.

Net Operating  Income

Our net operating income for the fiscal year ended December 31, 2009 was $9,745,244, an increase of $7,826,725 or 408.0%, from $1,918,519 for the fiscal year ended December 31, 2008. The increase in net operating income is due to a decrease of the cost of goods sold in the fiscal year 2009.

Income Tax Expense

Pursuant to authorizations from the Company’s local and provincial taxing authorities, the Company pays di minimis annual income taxes.  There can be no assurance that such preferential tax treatment will continue or that PRC tax authorities will not assess taxes in the future which relate to prior periods.

Off-Balance Sheet Arrangements

There were no off-balance sheet arrangements during the year ended December 31, 2009 that have, or are reasonably likely to have, a current or future affect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to our interests.

Liquidity and Capital Resources

As of March 31, 2010, we had cash and cash equivalents of $51,956. We have historically funded our working capital needs from operations, advance payments from customers, bank borrowings, and capital from shareholders. Our working capital requirements are influenced by the level of our operations, and the timing of accounts receivable collections.

The following table sets forth a summary of our cash flows for the periods indicated:

	Three Months Ended March 31,
	2010	2009
Net cash provided by (used in) operating activities	$(8,552)	$(11,163)
Net cash provided by (used in) in investing activities	247,420	-
Net cash provided by (used in) financing activities	-	-
Effect of exchange rate change on cash and cash equivalents	(4)	(45)
Increase (decrease) in cash and cash equivalents	238,863	(11,208)
Cash and cash equivalents, beginning balance	64,736	33,600
Cash and cash equivalents, ending balance	$303,599	$22,392

Operating Activities

Net cash used in operating activities was $8,552 for the three months ended March 31, 2010, compared to net cash used in operating activities of $11,163 for the three months ended March 31, 2009, a decrease of $2,611, or 23.4%. The decrease of net cash provided by operating activities was primarily due to a increase of accounts receivable during the first quarter of 2010.

Investing Activities

Net cash provided by investing activities was $247,420 for the three months ended March 31, 2010, compared to $0 for the three months ended March 31, 2009 because the Company raised capital in the first quarter of 2010.

Critical Accounting Policies

Revenue Recognition - Direct sales and Wholesale Activities

The Company receives revenue from sales of electronic products. The Company's revenue recognition policies are in compliance with ASC 605 (previously Staff Accounting Bulletin 104). Sales revenue is recognized at the date of shipment to customers, when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured. Our sales are usually covered by the manufacturers’ return and warranty policies. Therefore, we do not estimate deductions or allowance for sales returns. Sales are presented net of any discounts, reward, or incentive given to customers. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as customer deposit. Customer deposit amounted to $1,333,092 and $74,641 as of December 31, 2009 and 2008, respectively.

Our products delivered to customers would be checked on site by customers and, once the products are accepted by customers, they will sign the acceptance notice.

Reward or incentive given to our customers is an adjustment of the selling prices of our products; therefore, the consideration is characterized as a reduction of revenue when recognized in our income statement.

The Company recognizes its revenues net of value-added taxes (“VAT”).  The Company is subject to VAT which is levied at a fixed annual amount. Currently, the Company is charged at a fixed annual amount of approximately $1,200 to cover all types of taxes including income taxes and value added taxes. This is approved by the PRC tax department.

Revenue Recognition – Franchise Activities

Revenues from franchised activities include area development and initial franchise fees (collectively referred to as “Franchise fees”) received from franchisees to establish new stores and royalties charged to franchisees based on a percentage of a franchised store’s sales. Franchise fees are accrued as an unearned franchise revenue liability when received and are recognized as revenue when the franchised stores covered by the fees open, which is generally when we have fulfilled all significant obligations to the franchisee. Continuing fees and royalties are recognized in the period earned.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities, at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Inventories

Inventories are stated at the lower of cost, determined on a weighted average basis, and net realizable value. Net realizable value is the estimated selling price, in the ordinary course of business, less estimated costs to complete and dispose.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of Buyonate, Inc. common stock as of July 15, 2010 (i) by each person who is known by us to beneficially own more than 5% of our Common Stock; (ii) by each of the officers and directors of Buyonate, Inc.; and (iii) by all of officers and directors of Buyonate, Inc. as a group.

Address of Beneficial Owner (1)	Positions with the Company	Title of Class	Amount and Nature of Beneficial Ownership (2)	Percent of Class (2)
Officers and Directors
Hailong Liu	Chairman, President, CEO and CFO	Common stock, $0.0001 par value	11,556,288	72%
Haibo Liu	Director and Vice President	Common stock, $0.0001 par value	0	0
All officers and directors as a group (2 persons named above)		Common stock, $0.0001 par value	11,556,288	72%

(1)  Unless otherwise provided, the address of each person is Building 3, Binhe District, Longhe East Road, Lu’an City, Anhui Province, PRC 237000.

(2)   Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. The percent of class has also been determined in accordance with rules of the SEC. For purposes of computing such percentage, as of July 15, 2010, there were 16,027,719 shares of Buyonate, Inc. Common Stock outstanding.

(3) Pursuant to certain Call Option Agreements between Ms. Sherry Li and Hailong Liu, Hailong Liu has been granted an option, subject to the satisfaction of certain conditions, to purchase from Ms. Li over the course of approximately 2 years for $0.0001 per share, up to 11,556,288 shares of our Common Stock held by Ms. Li. The conditions and the percentage of the total number of shares subject to the option that would vest upon satisfaction of the condition are as follows:

•	Filing of Form 10-Q with SEC, following the execution of the Share Exchange Agreement – 50%

•	2 years after the filing of Form 10-Q – 50%;

Changes in Control

Except as described herein, there are currently no arrangements which may result in a change in control of the Company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth the name and position of each of our current executive officers and directors.

Name	Age	Position

Hailong Liu	39	Chairman, President, CEO and CFO

Haibo Liu	36	Director and Vice President

Hailong Liu became our Chairman, President and CEO on July 15, 2010. Mr. Liu is the CEO of Lu’an Guoying Electronic Sales Co., Ltd. since May 2007. From 2004 to 2007, Mr. Liu was the general manager of Guoying (Formerly named as Lu’an Dongshen Electronic Sales Co., Ltd.). From 2001 to 2003, Mr. Liu was the general manager of Lu’an Xianglong Electronic Sales Co., Ltd. From 1997 to 2001, Mr. Liu was the associate manager of Operation Department of Lu’an Xianglong Electronic Sales. From 1994 to 1996, Mr.Liu was the manager of Nanjing Branch of Shanghai Kaili Company. From 1990 to 1994, Mr. Liu was the manager of Shenzhen Branch of Shanghai Kaili Company. Mr. Liu got his Executive MBA Degree on Marketing and Sales of Beijing University on 2005.

Haibo Liu became our Director and Vice President on July 15, 2010. Mr.Liu is the general manager of sales of Lu’an Guoying Electronic Sales Co., Ltd. since September 2007. From January 2004 to September 2007, Mr.Liu was the shareholder and general manager of Guoying. From 2000 to 2003, Mr. Liu was the general manager of Lu’an Shengtang Sales Co., Ltd. From 1992 to 1999, Mr. Liu established Lu’an Haifeng Sales Operation Department. Mr Liu has been enrolled as a part-time student in Shenzhen Jucheng Business School since October 2007, majoring in marketing and sales.

Employment Agreements

The Company has not entered into employment agreements with any of its officers or other key employees.

Compensation of Officers and Directors

In 2010 Hailong Liu received an annual salary of 400,000 RMB (approximately $58,823) from Guoying.  In 2009 Hailong Liu has received an annual salary of 300,000 RMB (approximately $44,118).  In 2008 Hailong Liu received an annual salary of 280,000 RMB (approximately $41,176).

The Company does not currently pay any compensation to its non-officer directors.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CONTROL PERSONS; CORPORATE GOVERNANCE

Transactions with related persons

None.

Director Independence

We currently do not have any independent directors, as the term “independent” is defined by the rules of the Nasdaq Stock Market.

Board Composition and Committees

The Company’s board of directors is currently composed of two members, Hailong Liu and Haibo Liu.

We currently do not have standing audit, nominating or compensation committees.  Currently, our entire board of directors is responsible for the functions that would otherwise be handled by these committees.  We intend, however, to establish an audit committee, a nominating committee and a compensation committee of the board of directors as soon as practicable.  We envision that the audit committee will be primarily responsible for reviewing the services performed by our independent auditors, evaluating our accounting policies and our system of internal controls.  The nominating committee would be primarily responsible for nominating directors and setting policies and procedures for the nomination of directors.  The nominating committee would also be responsible for overseeing the creation and implementation of our corporate governance policies and procedures.  The compensation committee will be primarily responsible for reviewing and approving our salary and benefit policies (including stock options), including compensation of executive officers.

Our board of directors has not made a determination as to whether any member of our board of directors is an audit committee financial expert.  Upon the establishment of an audit committee, the board will determine whether any of the directors qualify as an audit committee financial expert.

Code of Ethics

Our board of directors will adopt a new code of ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. The new code will address, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, confidentiality, trading on inside information, and reporting of violations of the code.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.  We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON
EQUITY AND RELATED STOCKHOLDER MATTERS

Prior to the share exchange transaction described above, China Electronic was a privately held company and there was no trading in its common stock. China Electronic has become a wholly owned subsidiary of the Company as a result of the share exchange transaction.

RECENT SALES OF UNREGISTERED SECURITIES;
USE OF PROCEEDS FROM REGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated herein by reference.

DESCRIPTION OF SECURITIES

China Electronic is authorized to issue up to 50,000,000 shares of common stock, par value $.00001 per share and up to 500,000 shares of preferred stock, par value $.00001 per share. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters.  China Electronic’s bylaws provide that elections for directors shall be by a majority of votes.  Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock.  Upon its liquidation, dissolution or winding up, and after payment of creditors the assets of China Electronic will be divided pro-rata on a share-for-share basis among the holders of the shares of its common stock.

The holders of shares of China Electronic common stock are entitled to dividends out of funds legally available when and as declared by our board of directors.  The board of directors of China Electronic has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. However, certain subsidiaries of China Electronic declared and paid dividends to their shareholders prior to such subsidiaries’ acquisitions by China Electronic.  Should China Electronic decide in the future to pay dividends, as a holding company, its ability to do so and meet other obligations depends upon the receipt of dividends or other payments from its operating subsidiaries and other holdings and investments, and such payments may be restricted under the laws of the PRC.  In addition, China Electronic’s operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to China Electronic, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions.  In the event of China Electronic’s liquidation, dissolution or winding up, holders of its common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of China Electronic’s common stock are duly authorized, validly issued, fully paid and non-assessable.  To the extent that additional shares of China Electronic’s common stock are issued, the relative interests of existing stockholders will be diluted.

China Electronic is a privately held company and has no transfer agent.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

China Electronic’s Articles of Incorporation do not provide for the indemnification of its directors, officer or agents. Article V, Section 1 of China Electronic’s By-laws provide that China Electronic may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of China Electronic) by reason of the fact that he or she is or was a director, officer, employee or agent of China Electronic, or is or was serving at the request of China Electronic as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of China Electronic, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful.

Reference is made to Section 145 of the Delaware General Corporation Law, which provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a “derivative action”)), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted.  We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Please see Item 9.01 - “Financial Statements and Exhibits” of this Current Report.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission, located on 100 F Street NE, Washington, D.C. 20549, Current Reports on Form 8-K, Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K, and other reports, statements and information as required under the Securities Exchange Act of 1934, as amended.

The reports, statements and other information that we have filed with the Commission may be read and copied at the Commission's Public Reference Room at 100 F Street NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

The Commission maintains a web site (http://www.sec.gov.) that contains the registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the Commission such as us. You may access our Commission filings electronically at this Commission website. These Commission filings are also available to the public from commercial document retrieval services.

ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES

We entered into a Share Exchange Agreement, dated as of July 9, 2010  (the “Share Exchange Agreement”) with China Electronic and certain stockholders and warrantholders of China Electronic (the “CEH Stockholders”).  Pursuant to the Share Exchange Agreement, on July 15, 2010, 10 CEH Stockholders transferred 100% of the outstanding shares of common stock and preferred stock and 100% of the warrants to purchase common stock of China Electronic held by them, in exchange for an aggregate of 13,785,902 newly issued shares of our Common Stock and warrants to purchase an aggregate of 1,628,570 shares of our Common Stock. The shares of our common stock acquired by the CEH Stockholders in such transactions constitute approximately 86% of our issued and outstanding Common Stock giving effect to the share and warrant exchange and the sale of our Common Stock pursuant to the Subscription Agreement discussed below, but not including any outstanding purchase warrants to purchase shares of our common stock, including the warrants issued pursuant to the Subscription Agreement. In connection with the closing of the Share Exchange Agreement, China Electronic purchased from the former principal stockholder of Buyonate an aggregate of 4 million shares of our common stock and then agreed to the cancellation of such shares.

The shares of our Common Stock and warrants to purchase our Common Stock were issued in accordance with a safe harbor from the registration requirements of the Securities Act under Regulation S thereunder or an exemption from the registration requirements of the Securities Act under Section 4(2) by virtue of compliance with the provisions of Regulation D under the Securities Act.

On July 9, 2010 we entered into and on July 15, 2010 consummated a Subscription Agreement (the “Subscription Agreement”) with 27 investors pursuant to which the investors agreed to and did purchase for an aggregate of (a) 1,241,817 shares of our common stock, (b) three year warrants (“Series C Warrants”) to purchase an aggregate of 310,454 shares of our common stock for $3.70 per share and (c) three year warrants (“Series D Warrants”) to purchase an aggregate of 310,454 shares of our Common Stock for $4.75 per share.

The issuances of our Common Stock and warrants to purchase our Common Stock were exempt from registration under the Securities Act by virtue of compliance with Section 4(2) of the Securities Act and Regulation D thereunder and Regulation S.

ITEM 5.01    CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

As a result of the closing of the share exchange with the China Electronic Stockholders, the CEH Stockholders now own approximately 86% of the total outstanding shares of our Common Stock giving effect to the share exchange, but not including any outstanding purchase warrants to purchase shares of our common stock, including the warrants issued pursuant to the Purchase Agreement or the warrants issued pursuant to the Share Exchange Agreement

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

In connection with the closing of the Share Exchange Agreement on July 15 2010, Mr. Ryan Cravey resigned as sole Director of Buyonate, Inc. Such person resigned voluntarily with no disagreement regarding Buyonate, Inc.

Also on July 15, 2010, in connection with the closing of the Share Exchange Agreement and the reverse acquisition, Hailong Liu and Haibo Liu were appointed as directors of Buyonate, Inc. Hailong Liu was elected by the board of directors to be Chairman of the Board, President, CEO and CFO of Buyonate, Inc. and Haibo Liu was elected as Vice President of Buyonate, Inc.

For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under Item 2.01 of this Current Report, which disclosure is incorporated herein by reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements

The financial statements of China Electronic are appended to this Current Report beginning on page F-1.

(d)     Exhibits

EXHIBIT INDEX

Exhibit Number	Description
2.1	Share Exchange Agreement by and among Buyonate, Inc., China Electronic Holdings, Inc and the China Electronic Stockholders, dated July 9, 2010
4.1	Subscription Agreement between Buyonate, Inc. and certain investors, dated July 9, 2010.
4.2	Form of Warrant of Buyonate, Inc. issued on July 15, 2010
4.3	Chairman Lock-up Agreement between Buyonate, Inc and Hailong Liu, dated July 9, 2010.
10.1	Call Option Agreement between Sherry Li and Hailong Liu, dated as July 9, 2010.
10.2	Voting Trust Agreement between Sherry Li and Hailong Liu, dated as July 9, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2010

BUYONATE, INC.

By:	/s/ Hailong Liu
Hailong Liu
Chief Executive Officer

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders of

Lu’an Guoying Electronics Sales Co., Ltd.

We have audited the accompanying balance sheets of Lu’an Guoying Electronics Sales Co., Ltd. as of December 31, 2009 and 2008, and the related statements of income, stockholders' equity, and cash flows for the two years period ended December 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lu’an Guoying Electronics Sales Co., Ltd. as of December 31, 2009 and 2008, and the results of their operations and their cash flows for the two years period ended December 31, 2009, in conformity with U.S. generally accepted accounting principles.

As of December 31, 2009 and 2008, other receivables amounted to $12,831,849 and $5,794,650, respectively. Other receivable mainly includes a loan to a Shanghai Pengbai Electric Inc (“Pengbai”). The receivables are secured by collateral of Pengbai, interest free, and due in the years from 2012 to 2017. (Note 4)

/s/ Kabani & Company, Inc.

Certified Public Accountants

Los Angeles, California

June 25, 2010

LU' AN CHINA ELECTRONIC SALES CO., LTD
BALANCE SHEETS
AS OF DECEMBER 31, 2009 AND 2008

	DECEMBER 31,
	2009	2008
Assets
Current assets
Cash and cash equivalents	$64,736	$33,600
Trade accounts receivable	6,295,375	746,410
Inventories	992,090	2,554,922
Total current assets	7,352,201	3,334,932

Property, plant and equipment, net	11,733	17,508

Other receivables - Long term	12,831,848	5,794,650

Total assets	$20,195,782	$9,147,090

Liabilities and Stockholders' equity (deficit)
Current liabilities
Trade accounts payable	$-	$8,156
Customer deposit	1,333,092	74,641
Accrued payroll and welfare payable	1,925,721	1,876,550
Dividends payable	10,915,576	10,915,576
Total current liabilities	14,174,389	12,874,922

Stockholders' equity (deficit)
Share Capital	137,100	137,100
Retained earnings (Accumulated deficits)	4,216,433	(4,552,488)
Statutary reserve	978,777	4,452
Accumulated other comprehensive income	689,084	683,103
Total stockholders' equity (deficit)	6,021,392	(3,727,833)

Total liabilities and stockholders' equity	$20,195,782	$9,147,090

The accompanying notes are an integral part of this statement.

LU' AN CHINA ELECTRONIC SALES CO., LTD
STETEMENTS OF INCOME AND COMPREHENSIVE ITEMS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008

Net revenue from co-operative stores	$29,358,234	$29,539,441
Net revenue from franchise	17,589,402	22,285,335
Net revenue from company owned stores	723,745	3,282,401
Net Revenue	47,671,380	55,107,177

Cost of goods sold - co-operative stores	23,427,871	25,522,077
Cost of goods sold - franchise	13,800,013	18,725,161
Cost of goods sold - company owned stores	538,585	2,857,754
Cost of goods sold	37,766,469	47,104,992

Gross profit	9,904,912	8,002,185

Operating expenses:
Selling expense	47,838	270,786
General and administrative expenses	111,830	1,992,878
Bad debt expenses	-	5,693,925
Total operating expenses	159,668	7,957,589

Net operating income	9,745,244	44,596

Other income (expense):
Financial income (expense)	(1,953)	(74)
Other expense	(47)	-
Total other income (expense)	(1,999)	(74)

Net income	9,743,245	44,522

Foreign currency translation adjustment	5,981	410,737

Comprehensive income	$9,749,226	$455,259

The accompanying notes are an integral part of this statement.

LU' AN CHINA ELECTRONIC SALES CO., LTD
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	DECEMBER 31,
	2009		2008

Net income		$9,743,245	$44,522
Adjustments to reconcile net income to net cash used in operations:
Depreciation		10,463	10,215
Bad debt expenses		-	5,693,925
Changes in operating liabilities and assets:
Trade accounts receivable		(5,152,389)	-
Prepayments		-	2,110,355
Inventories		1,561,874	7,203,300
Other receivables		(7,032,882)	(11,387,850)
Trade accounts payable		(401,323)	(3,882,536)
Other payables		-	(720,664)
Customer deposit		1,257,679	(2,037,011)
Accrued expenses		10,084	1,884,234
Net cash used in operating activities		(3,249)	(1,081,511)

Cash flows from investing activities:
Property, plant, and equipment additions		(4,692)	-
Net cash used in investing activities		(4,692)	-

Effect of rate changes on cash		39,076	55,093

Increase (decrease) in cash and cash equivalents		31,136	(1,026,418)
Cash and cash equivalents, beginning of period		33,600	1,060,018
Cash and cash equivalents, end of period		$64,736	$33,600

Supplemental disclosures of cash flow information:
Interest paid in cash		$-	$-
Income taxes paid in cash		$-	$-

Non-cash investing activities:
Declaration of Dividends - unpaid	$		$(10,915,576)

The accompanying notes are an integral part of this statement.

LU' AN CHINA ELECTRONIC SALES CO., LTD
STATEMENT OF CHANGES IN EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007

		Retained Earnings (Accumulated Deficit)		Accumulated Other
			Statutory	Comprehensive	Total
	Share Capital	Unrestricted	Reserve	Income	Stockholders' equity (deficit)

Balance: December 31, 2007	$137,100	$6,323,018	$-	$272,366	$6,732,484

Net income	-	44,522	-	-	44,522

Allocation to statutory reserve	-	(4,452)	4,452	-	-

Dividends declared	-	(10,915,576)	-	-	(10,915,576)

Foreign currency translation adjustment	-	-	-	410,737	410,737

Balance: December 31, 2008	137,100	(4,552,488)	4,452	683,103	(3,727,832)

Net income	-	9,743,245		-	9,743,245

Allocation to statutory reserve		(974,324)	974,324

Foreign currency translation adjustment	-	-	-	5,981	5,981

Balance: December 31, 2009	$137,100	$4,216,433	$978,777	$689,084	$6,021,393

The accompanying notes are an integral part of this statement.

Lu’an Guoying Electronic Sales Co., Ltd
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009

1.   Nature of Operations

Lu’an Guoying Electronic Sales Co., Ltd., a PRC corporation, (the “Company”, “Guoying”, “Guoying Electronic”, “We”, “Our”, “Us”) was established on January 4th, 2002 with share capital of RMB1,000,000 (approximately $137,100). Guoying sells electronic products in PRC through its own stores and through wholesale stores. It also sells through Franchises.

2.    Summary of Significant Accounting Policies

Economic and Political Risks

The Company faces a number of risks and challenges as a result of having primary operations and marketing in the PRC. Changing political climates in the PRC could have a significant effect on the Company’s business.

Control by Principal Stockholders

The directors, executive officers and their affiliates or related parties own, beneficially and in the aggregate, the majority of the outstanding shares of the Company. Accordingly, the directors, executive officers and their affiliates, if they voted their shares uniformly, would have the ability to control the approval of most corporate actions, including increasing the authorized capital stock of the Company and the dissolution, merger or sale of the Company’s assets.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities, at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statements of cash flows, cash and cash equivalents includes cash on hand and demand deposits held by banks. Deposits held in financial institutions in the PRC are not insured by any government entity or agency.

Trade Accounts Receivable

The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts. Trade accounts receivable are recognized and carried at original invoice amount less an allowance for any uncollectible amounts. An allowance for doubtful accounts is established and determined based on management’s regular assessment of known requirements, aging of receivables, payment history, the customer’s current credit worthiness and the economic environment. These factors continuously change, and can have an impact on collections and the Company’s estimation process. These impacts may be material. Management reviews and maintains an allowance for doubtful accounts that reflects the management’s best estimate of potentially uncollectible trade receivables. Certain accounts receivable amounts are charged off against allowances after a designated period of collection efforts. Subsequent cash recoveries are recognized as income in the period when they occur.

Inventories

Inventories are stated at the lower of cost, determined on a weighted average basis, and net realizable value. Net realizable value is the estimated selling price, in the ordinary course of business, less estimated costs to complete and dispose. Inventories consist of the following:

	December 31, 2009	December 31, 2008
Electronic products	$992,090	$2,554,922

Property, Plant and Equipment

Property, plant and equipment are carried at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the useful lives of the assets. Major renewals are capitalized and depreciated; maintenance and repairs that do not extend the life of the respective assets are charged to expense as incurred. Upon disposal of assets, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in income. Depreciation related to manufacturing is reported in cost of revenues. Depreciation not related to manufacturing is reported in selling, general and administrative expenses. Property, plant and equipment are depreciated over their estimated useful lives as follows:

Furniture and office equipment	5 years
Motor vehicles	10 years

Impairment of Long-Lived and Intangible Assets

Long-lived assets of the Company are reviewed annually to assess whether the carrying value has become impaired according to the guidelines established in FASB Codification (ASC) 360.  The Company considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives. As of December 31, 2009, the Company expects these assets to be fully recoverable. No impairment of assets was recorded in the periods reported.

Accumulated Other Comprehensive Income

Accumulated other comprehensive income represents foreign currency translation adjustments.

Revenue Recognition – Company owned and co-operative store activities

The Company receives revenue from sales of electronic products. The Company's revenue recognition policies are in compliance with ASC 605 (previously Staff Accounting Bulletin 104). Sales revenue is recognized at the date of shipment to customers, when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured. Our sales are usually covered by the manufacturers’ return and warranty policies. Therefore, we do not estimate deductions or allowance for sales returns. Sales are presented net of any discounts, reward, or incentive given to customers. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as customer deposit. Customer deposit amounted to $1,333,092 and $74,641 as of December 31, 2009 and 2008, respectively.

Our products delivered to customers would be checked on site by customers and, once the products are accepted by customers, they will sign the acceptance notice.
Reward or incentive given to our customers is an adjustment of the selling prices of our products; therefore, the consideration is characterized as a reduction of revenue when recognized in our income statement.

The Company recognizes its revenues net of value-added taxes (“VAT”).  The Company is subject to VAT which is levied at a fixed annual amount. Currently, the Company is charged at a fixed annual amount of approximately $1,200 to cover all types of taxes including income taxes and value added taxes. This is approved by the PRC tax department.

Revenue Recognition – Franchise Activities:

Revenues from franchised activities include area development and initial franchise fees (collectively referred to as “Franchise fees”) received from franchisees to establish new stores and royalties charged to franchisees based on a percentage of a franchised store’s sales. Franchise fees are accrued as an unearned franchise revenue liability when received and are recognized as revenue when the franchised stores covered by the fees open, which is generally when we have fulfilled all significant obligations to the franchisee. Continuing fees and royalties are recognized in the period earned. Franchise fees included in revenues were approximately $17,589,402, and $22,285,335 in 2009 and 2008, respectively.

Cost of Goods Sold

Cost of goods sold consists primarily of the costs of the products sold and freight in charges.

Selling, General and Administration Expenses

Selling, general and administrative expenses include costs incurred in connection with performing selling, general and administrative activities such as executives and administrative and sale employee salaries, related employee benefits, office supplies, and professional services.

Shipping and Handling Costs

ASC 605-45-20 “Shipping and Handling costs” establishes standards for the classification of shipping and handling costs. All amounts billed to a customer related to shipping and handling are classified as selling expenses.

Advertising Costs

The Company expenses advertising costs as incurred.  Advertising expenses charged to operations were  $0and $156,70 for the years ended December 31, 2009 and 2008, respectively. Advertising costs, if any, are included in selling, general and administrative expense on the income statement.

Foreign Currency and Comprehensive Income

The accompanying financial statements are presented in US dollars. The functional currency is the Renminbi (“RMB”) of the PRC. The financial statements are translated into US dollars from RMB at period-end exchange rates for assets and liabilities, and weighted average exchange rates for revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

On July 21, 2005, the PRC changed its foreign currency exchange policy from a fixed RMB/USD exchange rate into a flexible rate under the control of the PRC’s government. We use the Closing Rate Method in currency translation of the financial statements of the Company.

RMB is not freely convertible into the currency of other nations. All such exchange transactions must take place through authorized institutions. There is no guarantee the RMB amounts could have been, or could be, converted into US dollars at rates used in translation.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740 (formerly SFAS 109, “Accounting for Income Taxes.”) Under the asset and liability method as required by ASC 740 (formerly SFAS 109), deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Under ASC 740, the effect on deferred income taxes of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recognized if it is more likely than not that some portion, or all of, a deferred tax asset will not be realized. As of February 28, 2010 and May 31, 2009, the Company did not have any deferred tax assets or liabilities, and as such, no valuation allowances were recorded at February 28, 2010 and May 31, 2009.

ASC 740 (Formerly FIN 48) clarifies the accounting and disclosure for uncertain tax positions and prescribes a recognition threshold and measurement attribute for recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

Under ASC 740, evaluation of a tax position is a two-step process. The first step is to determine whether it is more-likely-than-not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met.

The Company’s operations are subject to income and transaction taxes in the PRC jurisdictions. Significant estimates and judgments are required in determining the Company’s provision for income taxes. Some of these estimates are based on interpretations of existing tax laws or regulations, and as a result the ultimate amount of tax liability may be uncertain. However, the Company does not anticipate any events that would lead to changes to these uncertainties.

Restrictions on Transfer of Assets Out of the PRC

Dividend payments by the Company are limited by certain statutory regulations in the PRC. No dividends may be paid by the Company without first receiving prior approval from the Foreign Currency Exchange Management Bureau. However, no such restrictions exist with respect to loans and advances.

Statement of Cash Flows

In accordance with FASB ASC 230 cash flows from the Company's operations is calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Segment Reporting

Statement of Financial Accounting Standards No. 131 (SFAS 131), (ASC 250) “Disclosure about Segments of an Enterprise and Related Information” requires use of the management approach model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

Recent Accounting Pronouncements

In June 2009, the FASB issued ASC 860 (previously SFAS No. 166, “Accounting for Transfers of Financial Assets”), which requires additional information regarding transfers of financial assets, including securitization transactions, and where companies have continuing exposure to the risks related to transferred financial assets. SFAS 166 eliminates the concept of a “qualifying special-purpose entity,” changes the requirements for derecognizing financial assets, and requires additional disclosures. SFAS 166 is effective for fiscal years beginning after November 15, 2009. The Company does not believe this pronouncement will impact its financial statements.

In June 2009, the FASB issued ASC 810 (previously SFAS No. 167) for determining whether to consolidate a variable interest entity. These amended standards eliminate a mandatory quantitative approach to determine whether a variable interest gives the entity a controlling financial interest in a variable interest entity in favor of a qualitatively focused analysis, and require an ongoing reassessment of whether an entity is the primary beneficiary. We are currently evaluating the impact that adoption will have on our consolidated financial statements.

In August 2009, the FASB issued Accounting Standards Update (“ASU”) 2009-05, which amends ASC Topic 820, Measuring Liabilities at Fair Value, which provides additional guidance on the measurement of liabilities at fair value. These amended standards clarify that in circumstances in which a quoted price in an active market for the identical liability is not available, we are required to use the quoted price of the identical liability when traded as an asset, quoted prices for similar liabilities, or quoted prices for similar liabilities when traded as assets. If these quoted prices are not available, we are required to use another valuation technique, such as an income approach or a market approach. We do not expect it to have a significant impact on our consolidated financial statements.

In October 2009, the FASB issued Accounting Standards Update, 2009-13, Revenue Recognition (Topic 605): Multiple Deliverable Revenue Arrangements - A Consensus of the FASB Emerging Issues Task Force.” This update provides application guidance on whether multiple deliverables exist, how the deliverables should be separated and how the consideration should be allocated to one or more units of accounting. This update establishes a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on vendor-specific objective evidence, if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific or third-party evidence is available. The Company will be required to apply this guidance prospectively for revenue arrangements entered into or materially modified after January 1, 2011; however, earlier application is permitted. Management is in the process of evaluating the impact of adopting this ASC update on the Company’s financial statements.

3.  Property, Plant and Equipment

Plant and equipment consist of the following:

	December 31, 2009	December 31, 2008
Vehicle	$4,694	$-
Furniture and office equipment	54,713	54,712
Total property, plant and equipment	59,407	54,712
Accumulated depreciation	(47,674)	(37,204)
Net property, plant and equipment	$11,733	$17,508

Depreciation expense included in selling, general and administrative expenses for the years ended December 31, 2009 and 2008 was $10,463 and $10,215, respectively.

4.   Other Receivables

As of December 31, 2009 and 2008, net other receivables amounted to $12,831,849 and $5,794,650, respectively. Other receivable mainly includes a loan to a Shanghai Pengbai Electric Inc (“Pengbai”). The receivables are secured by collateral of Pengbai, interest free, and due in the years from 2012 to 2017.  The other receivable also includes advances to stores.

The allowances on the other accounts receivable are recorded when circumstances indicate collection is doubtful for particular accounts receivable.  Certain other accounts receivable amounts are charged off against allowances after a designated period of collection efforts. Subsequent cash recoveries are recognized as income in the period when they occur. The Company provides for allowances on a specific account basis.  Allowance for other receivables as of December 31, 2009 and 2008 amounted to $0 and $5,693,925, respectively.

The detail of the other receivables are as follows:

	For the year ended December 31,
	2009	2008
Loan to direct stores	$1,241,142	$-
Loan to franchise	250,797	-
Loan to Shanghai Pengpai	11,339,910	5,794,650
Total	$12,831,849	$5,794,650

5. Dividend Payable

During the year ended December 31, 2008, the Board of directors declared a dividend of $10,915,576.Dividend Payable amounted to $10,915,576 and $ 10,915,576 as of December 31, 2009 and 2008, respectively. On December 31, 2008, Guoying’s board approved a resolution that RMB 74,407,470 (approximately $10,915,576) will be allocated as dividend payable to shareholders, RMB12,401,245 (approximately $1,819,263) will be allocated as welfare payable to employees which is included in the general and administrative expenses. There is no dividend declared for the year ended December 31, 2009.

6. Shareholder’s Equity

On December 31, 2008, Guoying Electronic declared a dividend payable of RMB74,407,469.96 (appromixately $10,915,576). As of December 31, 2009, the amount was not paid out.

7. Surplus reserve fund

The laws and regulations of the PRC require that before a Sino-foreign cooperative joint venture enterprise distributes profits to its partners, it must first satisfy all tax liabilities, provide for losses in previous years, and make allocations in proportions determined at the discretion of the board of directors, after the statutory reserves. The statutory reserves include the surplus reserve fund, the common welfare fund, and the enterprise fund. These statutory reserves represent restricted retained earnings.

The Company is required to transfer 10% of its net income, as determined in accordance with the PRC’s accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company’s registered capital.

The transfer to this reserve must be made before distribution of any dividends to shareholders. For the years ended December 31, 2009 and 2008 , the Company transferred $974,325,  and $4,452, respectively, to this reserve. The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

8. Employee Welfare Plan

The Company has established its own employee welfare plan in accordance with Chinese law and regulations. The Company makes contributions to an employee welfare plan.  The total expense for the above plan was $0 and $0 for the twelve months ended December 31, 2009 and 2008, respectively.

9. Income Tax

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate for the twelve months ended December 31, 2009 and 2008:

	2010	2009

U.S. Statutory rates	34.0%	34.0%

Foreign income not recognized in USA	(34.0)	(34.0)

China income taxes	25	25

China income tax exemption	(25)	(25)

Total provision for income taxes	0%	0%

People’s Republic of China (PRC)

Under the Income Tax Laws of the PRC, the Company’s subsidiaries are generally subject to an Enterprise Income Tax (EIT) at a standard rate of 25% on income reported in the statutory financial statements after appropriate tax adjustments. Currently, the Company is charged at a fixed annual amount of approximately $1,200 to cover all types of taxes including income taxes and value added taxes. This is approved by the PRC tax department. The income tax expenses for the twelve months ended December 31, 2009 and 2008 are $0. There were no significant book and tax basis differences.

10. Concentration of Credit Risks and Uncertainties

The Company’s practical operations are all carried out in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC's economy.

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Concentration of credit risk exists when changes in economic, industry or geographic factors similarly affect groups of counter parties whose aggregate credit exposure is material in relation to the Company’s total credit exposure.

For the twelve months ended December 31, 2009, there is no major customer that individually comprised more than 10% of the Company’s total sales.  For the twelve months ended December 31, 2008, there is no major customers that each individually comprised more than 10% of the Company’s total sales.

The top five major vendors accounted for 97.97% of the Company’s total purchases for the twelve months ended December 31, 2009, with three major vendors, Shangdong Huangming Solar Power Sales Co. , Hier Hefei Ririshun Sales Co. and Jiangsu Huayang Solar Power Sales Co. accounting for 52.15%, 26.22% and 14.89% of the total purchases. The top five major vendors accounted for 100% of the Company’s total purchases for the twelve months ended December 31, 2008, with three major vendors, Hier Hefei Ririshun Sales Co., Jiangshu Taizhou Chunlan Air-Conditioner Sales Co. and., Shangdong Huangming Solar Power Sales Co. accounting for 45.51%, 25.34% and  24.33% and of the total purchases.

The Company’s exposure to foreign currency exchange rate risk primarily relates to cash and cash equivalents and short-term investments, denominated in the U.S. dollar. Any significant revaluation of RMB may materially and adversely affect the cash flows, revenues, earnings and financial position of the Company.

11. Subsequent Events

In June, 2010, the company’s shareholders all approved that the dividend payable resolution be canceled and the dividend payable is reclassed into retained earning.

CHINA ELECTRONIC HOLDINGS, INC AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2010 AND DECEMBER 31, 2009
(Unaudited)

	MARCH 31,	DECEMBER 31,
	2010	2009
Assets
Current assets :-
Cash and cash equivalents	$303,599	$64,736
Trade accounts receivable, net	10,926,144	6,295,375
Inventories, net	1,080,902	992,090
Total current assets	12,310,645	7,352,201

Property and equipment, net	13,751	11,733

Other receivables - Long term	12,831,849	12,831,849

Total assets	$25,156,244	$20,195,783

Liabilities and Stockholders' Equity
Current liabilities :
Customer deposit	$1,333,092	$1,333,091
Accrued expenses	2,353,316	1,925,722
Dividend payable	10,915,576	10,915,576
Total current liabilities	14,601,984	14,174,389

Stockholders' equity
Preferred stock, $0.0001 par value; 500,000 shares authorized; 343,750 shares issued and outstanding as of March 31, 2010	34	-
Common stock, $0.0001 par value; 100,000,000 shares authorized; 14,052,636 and 13,213,268 shares issued and outstanding as of March 31, 2010 and December 31, 2009, respectively	1,406	1,322
Additional paid in capital	387,303	135,778
Retained earnings	8,068,220	4,216,433
Statutary reserve	1,406,753	978,777
Accumulated other comprehensive income	690,544	689,084
Total stockholders' equity	10,554,261	6,021,394

Total liabilities and stockholders' equity	$25,156,244	$20,195,783

The accompanying notes are an integral part of these unaudited consolidated financial statements.

CHINA ELECTRONIC HOLDINGS, INC AND SUBSIDIARY
CONSOLIDATED INCOME STATEMENTS AND COMPREHENSIVE INCOME STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009
(Unaudited)

	MARCH 31,
	2010	2009

Net revenue from direct stores	$25,789,384	$6,605,824
Net revenue from franchise	699,974	539,963
Net revenue from sales	108,776	37,803
Net Revenue	26,598,134	7,183,590

Cost of goods sold from direct stores	21,214,353	5,637,994
Cost of goods sold from franchise	559,979	431,970
Cost of goods sold from sales	87,020	30,242
Cost of goods sold	21,861,352	6,100,206

Gross profit	4,736,782	1,083,384

Operating expenses:
Selling expense	14,709	12,313
General and administrative expenses	439,838	15,073
Total Operating Expenses	454,547	27,387

Net operating income	4,282,235	1,055,997

Other income (expense):
Financial income (expense)	(1,973)	754
Total other income (expense)	(1,973)	754

Net income before income taxes	4,280,263	1,056,751

Income taxes	498	708

Net income	4,279,764	1,056,043

Foreign currency translation adjustment	1,460	(683,103)

Comprehensive income	$4,281,224	$372,940

Earnings per share - basic	$0.30	$0.08

Earnings per share - diluted	$0.30	$0.08

Basic weighted average shares outstanding	14,052,636	13,213,268

Diluted weighted average shares outstanding	14,396,386	13,213,268

The accompanying notes are an integral part of these unaudited consolidated financial statements.

CHINA ELECTRONIC HOLDINGS, INC AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009
(Unaudited)

	MARCH 31,
	2010	2009
Net income	$4,279,764	$1,056,042
Adjustments to reconcile net income to net cash used in operations:
Depreciation	2,206	2,595
Changes in operating liabilities and assets:
Trade accounts receivable	(4,964,136)	(1,919,281)
Inventories	(88,782)	429,853
Trade accounts payable	334,946	417,262
Other payables	451	-
Accrued expenses	426,999	2,365
Net cash used in operating activities	(8,552)	(11,163)

Cash flows from investing activities:
Property, plant, and equipment additions	(4,224)	-
Cash received in reverse acquisition	251,643	-
Net cash provided by investing activities	247,420	-

Cash flows from financing activities	-	-

Effect of rate changes on cash	(4)	(45)

Increase (decrease) in cash and cash equivalents	238,863	(11,208)
Cash and cash equivalents, beginning of period	64,736	33,600
Cash and cash equivalents, end of period	$303,599	$22,392

Supplemental disclosures of cash flow information:
Interest paid in cash	$-	$-
Income taxes paid in cash	$498	$708

The accompanying notes are an integral part of these unaudited consolidated financial statements.

CHINA ELECTRONIC HOLDINGS, INC
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2009, 2008 AND THREE MONTHS ENDED MARCH 31, 2010
(Unaudited)

	Preferred		Common			Retained Earnings (Accumulated Deficit)		Accumulated Other	Total
	Stock		Stock		Additional Paid		Statutory	Comprehensive	Stockholders'
	Number	Amount	Number	Amount	In Capital	Unrestricted	Reserve	Income	Equity (deficit)

Balance: December 31, 2008	-	$-	13,213,268	$1,322	$135,778	$(4,552,488)	$4,452	$683,103	$(3,727,832)

Net income	-	-	-	-	-	9,743,245		-	9,743,245

Allocation to statutory reserve	-	-	-	-	-	(974,324)	974,324	-	-

Foreign currency translation adjustment	-	-	-	-	-	-	-	5,981	5,981

Balance: December 31, 2009	-	-	13,213,268	1,322	135,778	4,216,433	978,777	689,084	6,021,393

Recapitalization on Reverse Acquisition	343,750	34	839,368	84	251,525	0	0	0	251,643

Net income	-	-	-	-	-	4,279,764	-	-	4,279,764

Allocation to statutory reserve	-	-	-	-	-	(427,976)	427,976	-	-

Foreign currency translation adjustment	-	-	-	-	0	0	0	1,460	1,460

Balance: March 31, 2010	343,750	$34	14,052,636	$1,406	$387,303	$8,068,220	$1,406,753	$690,544	$10,554,261

The accompanying notes are an integral part of these unaudited consolidated financial statements.

CHINA ELECTRONIC HOLDINGS, INC AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010

1.	Nature of Operations

China Electronic Holdings, Inc (the “Company”, “China Electronic”, “CEH”, “We”, “Our”, “Us”) was organized on February 8, 2008, as Delaware Corporation. Prior to February 10, 2010, the Company was a development stage company attempting to manufacture and sell carbon and graphite electrodes and planning to manufacture and sell electronic products in the Peoples’ Republic of China (PRC) through its own stores and through wholesale stores.

Lu’an Guoying Electronic Sales Co., Ltd., a PRC corporation, ( “Guoying”) was established on January 4th, 2002 with share capital of RMB1, 000,000 (approximately $137,100). Guoying sells electronic products in PRC through its own stores and through wholesale stores. It also sells through Franchises.

On December 26, 2008, the shareholders of Guoying (accounting acquirer) entered into a share transfer agreement with China Electronic Holdings Inc. (legal acquirer) to transfer 40% of their shares of Guoying Electronic Group Co, Ltd. to China Electronic Holdings Inc. for a consideration of RMB400, 000 (approximately $60,000). The shareholders of Guoying also entered into another share transfer agreement with CEH in December 2009 to transfer the rest of their shares (60%) to CEH for a consideration of RMB600, 000. The amount of RMB400, 000 was paid in February 2010 by CEH. Simultaneously, CEH and Guoying also entered into an agreement to issue 13,213,268 shares to the CEO of  China Electronic. As of February 10, 2010, a call option agreement was entered between the CEO of the Company and Guoying original shareholders. The CEO agreed to give Guoying original shareholders the option to purchase the 13,213,268 shares.Effective February 10, Guoying merged into China Electronic with Guoying being the surviving entity. On February 10, 2010 the Company issued 13,213,268 shares of Common Stock pursuant to the acquisition agreement effective February 10, 2010. As a part of the acquisition, CEH cancelled 2,272,399 shares of its issued and outstanding stock owned by its shareholder.

The exchange of shares with CEH has been accounted for as a reverse acquisition under the purchase method of accounting since the stockholders of Guoying obtained control of CEH. the CEO and the original shareholders entered into voting trust agreements on February 10, 2010, whereby the CEO has given all her voting rights to the original owners of Guoying. Accordingly, the acquisition of the two companies has been recorded as a recapitalization of the Company, with the Guoying being treated as the continuing entity. The historical financial statements presented are those of Guoying.

As a result of the reverse acquisition transaction described above the historical financial statements presented are those of Guoying, the operating entity.

When we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Guoying on a consolidated basis unless the context suggests otherwise.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. All significant inter-company transactions and accounts have been eliminated in the consolidation.  The functional currency is the Chinese Renminbi (CNY); however the accompanying financial statements have been translated and presented in United States Dollars (USD).

The consolidated condensed interim financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these consolidated condensed financial statements be read in conjunction with information included in the 2009 annual report filed on Form 8K. The results of the three month period ended March 31, 2010 are not necessarily indicative of the results to be expected for the full fiscal year ending December 31, 2010.

Economic and Political Risks

The Company faces a number of risks and challenges as a result of having primary operations and marketing in the PRC. Changing political climates in the PRC could have a significant effect on the Company’s business.

Control by Principal Stockholders

The directors, executive officers and their affiliates or related parties own, beneficially and in the aggregate, the majority of the outstanding shares of the Company. Accordingly, the directors, executive officers and their affiliates, if they voted their shares uniformly, would have the ability to control the approval of most corporate actions, including increasing the authorized capital stock of the Company and the dissolution, merger or sale of the Company’s assets.

Principles of Consolidation

The consolidated financial statements include the financial statements of China Electronic, and its wholly owned subsidiary Guoying. All significant inter-company balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities, at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statements of cash flows, cash and cash equivalents includes cash on hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less. Deposits held in financial institutions in the PRC are not insured by any government entity or agency.

Trade Accounts Receivable

The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts. Trade accounts receivable are recognized and carried at original invoice amount less an allowance for any uncollectible amounts. An allowance for doubtful accounts is established and determined based on management’s regular assessment of known requirements, aging of receivables, payment history, the customer’s current credit worthiness and the economic environment. These factors continuously change, and can have an impact on collections and the Company’s estimation process. These impacts may be material. Management reviews and maintains an allowance for doubtful accounts that reflects the management’s best estimate of potentially uncollectible trade receivables. Certain accounts receivable amounts are charged off against allowances after a designated period of collection efforts. Subsequent cash recoveries are recognized as income in the period when they occur. Allowance for doubtful debts amounted for accounts receivable to $0 and $0 as of March 31, 2010 and December 31, 2009, respectively.

Inventories

Inventories are stated at the lower of cost, determined on a weighted average basis, and net realizable value. Net realizable value is the estimated selling price, in the ordinary course of business, less estimated costs to complete and dispose. Inventories consist of the following:

	March 31, 2010	December 31, 2009
Electronic products	$1,080,902	$992,090

Property, Plant and Equipment

Property, plant and equipment are carried at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the useful lives of the assets. Major renewals are capitalized and depreciated; maintenance and repairs that do not extend the life of the respective assets are charged to expense as incurred. Upon disposal of assets, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in income. Depreciation related to manufacturing is reported in cost of revenues. Depreciation not related to manufacturing is reported in selling, general and administrative expenses. Property, plant and equipment are depreciated over their estimated useful lives as follows:

Furniture and office equipment	5 years
Motor vehicles	10 years

Impairment of Long-Lived and Intangible Assets

Long-lived assets of the Company are reviewed annually to assess whether the carrying value has become impaired according to the guidelines established in FASB Codification (ASC) 360. The Company considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives. As of March 31, 2010, the Company expects these assets to be fully recoverable. No impairment of assets was recorded in the periods reported.

Revenue Recognition - Direct sales and Wholesale Activities

The Company receives revenue from sales of electronic products. The Company's revenue recognition policies are in compliance with ASC 605 (previously Staff Accounting Bulletin 104). Sales revenue is recognized at the date of shipment to customers, when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured. Our sales are usually covered by the manufacturers’ return and warranty policies. Therefore, we do not estimate deductions or allowance for sales returns. Sales are presented net of any discounts, reward, or incentive given to customers. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as customer deposit. Customer deposit amounted to $1,333,092 and $1,333,091 as of March 31, 2010 and December 31, 2009, respectively.

Our products delivered to customers would be checked on site by customers and, once the products are accepted by customers, they will sign the acceptance notice. Reward or incentive given to our customers is an adjustment of the selling prices of our products; therefore, the consideration is characterized as a reduction of revenue when recognized in our income statement.

The Company recognizes its revenues net of value-added taxes (“VAT”). The Company is subject to VAT which is levied at a fixed annual amount. Currently, the Company is charged at a fixed annual amount of approximately $1,200 to cover all types of taxes including income taxes and value added taxes. This is approved by the PRC tax department.

Revenue Recognition – Franchise Activities:

Revenues from franchised activities include area development and initial franchise fees (collectively referred to as “Franchise fees”) received from franchisees to establish new stores and royalties charged to franchisees based on a percentage of a franchised store’s sales. Franchise fees are accrued as an unearned franchise revenue liability when received and are recognized as revenue when the franchised stores covered by the fees open, which is generally when we have fulfilled all significant obligations to the franchisee. Continuing fees and royalties are recognized in the period earned. Franchise fees included in revenues were approximately $7.0 million, and $5.4 million in the three months ended March 31, 2010 and 2009, respectively.

Cost of Goods Sold

Cost of goods sold consists primarily of the costs of the products sold and freight in charges.

Selling, General and Administration Expenses

Selling, general and administrative expenses include costs incurred in connection with performing selling, general and administrative activities such as executives and administrative and sale employee salaries, related employee benefits, office supplies, and professional services.

Shipping and Handling Costs

ASC 605-45-20 “Shipping and Handling costs” establishes standards for the classification of shipping and handling costs. All amounts billed to a customer related to shipping and handling are classified as selling expenses.

Advertising Costs

The Company expenses advertising costs as incurred.  However no advertising expenses was charged to operations for the three months ended March 31, 2010 and 2009, respectively. Advertising costs, if any, are included in selling, general and administrative expense on the income statement.

Foreign Currency and Comprehensive Income

The accompanying financial statements are presented in US dollars. The functional currency is the Renminbi (“RMB”) of the PRC. The financial statements are translated into US dollars from RMB at period-end exchange rates for assets and liabilities, and weighted average exchange rates for revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

On July 21, 2005, the PRC changed its foreign currency exchange policy from a fixed RMB/USD exchange rate into a flexible rate under the control of the PRC’s government. We use the Closing Rate Method in currency translation of the financial statements of the Company.

RMB is not freely convertible into the currency of other nations. All such exchange transactions must take place through authorized institutions. There is no guarantee the RMB amounts could have been, or could be, converted into US dollars at rates used in translation. At March 31, 2010 and December 31, 2009, the cumulative translation adjustment of $690,544 and $689,084, respectively, was classified as an item of other comprehensive income in the stockholders’ equity section of the consolidated balance sheet. For the three months ended March 31, 2010 and 2009, accumulated other comprehensive gain (loss) was $1,460 and $(683,103), respectively.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740 (formerly SFAS 109, “Accounting for Income Taxes.”) Under the asset and liability method as required by ASC 740 (formerly SFAS 109), deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Under ASC 740, the effect on deferred income taxes of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recognized if it is more likely than not that some portion, or all of, a deferred tax asset will not be realized. As of February 28, 2010 and May 31, 2009, the Company did not have any deferred tax assets or liabilities, and as such, no valuation allowances were recorded at February 28, 2010 and May 31, 2009.

ASC 740 (Formerly FIN 48) clarifies the accounting and disclosure for uncertain tax positions and prescribes a recognition threshold and measurement attribute for recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

Under ASC 740, evaluation of a tax position is a two-step process. The first step is to determine whether it is more-likely-than-not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met.

The Company’s operations are subject to income and transaction taxes in the United States, Hong Kong, and the PRC jurisdictions. Significant estimates and judgments are required in determining the Company’s worldwide provision for income taxes. Some of these estimates are based on interpretations of existing tax laws or regulations, and as a result the ultimate amount of tax liability may be uncertain. However, the Company does not anticipate any events that would lead to changes to these uncertainties.

Restrictions on Transfer of Assets Out of the PRC

Dividend payments by the Company are limited by certain statutory regulations in the PRC. No dividends may be paid by the Company without first receiving prior approval from the Foreign Currency Exchange Management Bureau. However, no such restrictions exist with respect to loans and advances.

Financial Instruments

ASC 825 (formerly SFAS 107, “Disclosures about Fair Value of Financial Instruments”) defines financial instruments and requires disclosure of the fair value of those instruments. ASC 820 (formerly SFAS 157, “Fair Value Measurements”), adopted July 1, 2008, defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The carrying amounts reported in the balance sheets for current receivables and payables, including short-term loans, qualify as financial instruments and are a reasonable estimate of fair value because of the short period of time between the origination of such instruments, their expected realization and, if applicable, the stated rate of interest is equivalent to rates currently available. The three levels are defined as follows:

☐	Level 1: inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

☐
Level 2: inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

☐	Level 3: inputs to the valuation methodology are unobservable and significant to the fair value.

The Company did not identify any assets or liabilities that are required to be presented on the balance sheet at fair value in accordance with ASC 820 (formerly SFAS 157).

Stock-Based Compensation

The Company records stock-based compensation expense pursuant to ASC 718 (formerly SFAS 123R, “Share Based Payment.”) The Company uses the Black-Scholes option pricing model which requires the input of highly complex and subjective variables including the expected life of options granted and the Company’s expected stock price volatility over a period equal to or greater than the expected life of the options. Because changes in the subjective assumptions can materially affect the estimated value of the Company’s employee stock options, it is management’s opinion that the Black-Scholes option pricing model may not provide an accurate measure of the fair value of the Company’s employee stock options. Although the fair value of employee stock options is determined in accordance with ASC 718 using an option pricing model, that value may not be indicative of the fair value observed in a willing buyer/willing seller market transaction.

Stock-based compensation expense is recognized based on awards expected to vest, and there were no estimated forfeitures as the Company has a short history of issuing options. ASC 718 (formerly SFAS 123R) requires forfeitures to be estimated at the time of grant and revised in subsequent periods, if necessary, if actual forfeitures differ from those estimates.

Basic and Diluted Earnings Per Share

The Company reports earnings per share in accordance with the provisions of ASC 260 (formerly SFAS No. 128, "Earnings Per Share.") ASC 260 requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average common shares outstanding during the period. Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

The following is a reconciliation of the basic and diluted earnings per share:

	THREE MONTHS ENDED MARCH 31,
	2010	2009

Net income for earnings per share	$4,279,764	1,056,042

Weighted average shares used in basic computation	14,052,636	13,213,268

Diluted effect of Preferred stock	343,750	-

Weighted average shares used in diluted computation	14,396,386	13,213,268

Earnings per share, basic	$0.30	0.08

Earnings per share, diluted	$0.30	0.08

Statement of Cash Flows

In accordance with FASB ASC 230 cash flows from the Company's operations is calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Segment Reporting

Statement of Financial Accounting Standards No. 131 (SFAS 131), (ASC 250) “Disclosure about Segments of an Enterprise and Related Information” requires use of the management approach model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.  SFAS 131(ASC 280) has no effect on the Company’s consolidated financial statements as the Company consists of one reportable business segment. All revenue is from customers in People’s Republic of China. All of the Company’s assets are located in People’s Republic of China.

Recent Accounting Pronouncements

In June 2009, the FASB issued ASC 860 (previously SFAS No. 166, “Accounting for Transfers of Financial Assets”), which requires additional information regarding transfers of financial assets, including securitization transactions, and where companies have continuing exposure to the risks related to transferred financial assets. SFAS 166 eliminates the concept of a “qualifying special-purpose entity,” changes the requirements for derecognizing financial assets, and requires additional disclosures. SFAS 166 is effective for fiscal years beginning after November 15, 2009. The Company does not believe this pronouncement will impact its financial statements.

In June 2009, the FASB issued ASC 810 (previously SFAS No. 167) for determining whether to consolidate a variable interest entity. These amended standards eliminate a mandatory quantitative approach to determine whether a variable interest gives the entity a controlling financial interest in a variable interest entity in favor of a qualitatively focused analysis, and require an ongoing reassessment of whether an entity is the primary beneficiary. We are currently evaluating the impact that adoption will have on our consolidated financial statements.

In August 2009, the FASB issued Accounting Standards Update (“ASU”) 2009-05, which amends ASC Topic 820, Measuring Liabilities at Fair Value, which provides additional guidance on the measurement of liabilities at fair value. These amended standards clarify that in circumstances in which a quoted price in an active market for the identical liability is not available, we are required to use the quoted price of the identical liability when traded as an asset, quoted prices for similar liabilities, or quoted prices for similar liabilities when traded as assets. If these quoted prices are not available, we are required to use another valuation technique, such as an income approach or a market approach. We do not expect it to have a significant impact on our consolidated financial statements.

In October 2009, the FASB issued Accounting Standards Update, 2009-13, Revenue Recognition (Topic 605): Multiple Deliverable Revenue Arrangements - A Consensus of the FASB Emerging Issues Task Force.” This update provides application guidance on whether multiple deliverables exist, how the deliverables should be separated and how the consideration should be allocated to one or more units of accounting. This update establishes a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on vendor-specific objective evidence, if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific or third-party evidence is available. The Company will be required to apply this guidance prospectively for revenue arrangements entered into or materially modified after January 1, 2011; however, earlier application is permitted. Management is in the process of evaluating the impact of adopting this ASC update on the Company’s financial statements.

In January 2010, the FASB issued ASU No. 2010-06 Fair Value Measurements and Disclosures Topic 820 “Improving Disclosures about Fair Value Measurements”. This ASU requires some new disclosures and clarifies some existing disclosure requirements about fair value measurement as set forth in Codification Subtopic 820-10. The FASB’s objective is to improve these disclosures and, thus, increase the transparency in financial reporting. This pronouncement is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The adoption of this ASU will not have a material impact on the Company’s consolidated financial statements.

3.	Property, Plant and Equipment

Plant and equipment consist of the following:

	March 31, 2010	December 31, 2009
Vehicle	$4,012	$4,694
Furniture and office equipment	14,635	54,713
Total property, plant and equipment	18,647	59,407
Accumulated depreciation	(4,896)	(47,674)
Net property, plant and equipment	$13,751	$11,733

Depreciation expense included in selling, general and administrative expenses for the three months ended March 31, 2010 and 2009 was $2,206 and $2,595, respectively.

4.	Other Receivables

As of March 31, 2010 and December 31, 2009, net other receivables amounted to $12,831,849. Other receivable mainly includes a loan to Shanghai Pengbai Electric Inc (“Pengbai”). The receivables are secured by collateral of Pengbai, interest fee, and due in the years from 2012 to 2017.  The other receivable also includes advances to stores.

The allowances on the other accounts receivable are recorded when circumstances indicate collection is doubtful for particular accounts receivable.  The Company provides for allowances on a specific account basis. Certain other accounts receivable amounts are charged off against allowances after a designated period of collection efforts. Subsequent cash recoveries are recognized as income in the period when they occur. As of March 31, 2010 and December 31, 2009, bad debt allowance for other receivable amounted to $0 and $0.

The detail of the other receivables are as follows:

	March 31, 2010	December 31, 2009
Advances to direct stores	$1,241,142	$1,241,142
Advances to franchises	250,797	250,797
Loan to Shanghai Pengbai	11,339,910	11,339,910
Total	$12,831,849	$12,831,849

5.	Dividend Payable

Dividend Payable amounted to $10,915,576 and $10,915,576 as of March 31, 2010 and December 31, 2009, respectively. On December 31, 2008, Guoying’s board approved a resolution that RMB 74,407,470 (approximately $10,915,576) will be allocated as dividend payable to shareholders, RMB12, 401,245 (approximately $1,819,263) will be allocated as welfare payable to employees which is included in the general and administrative expenses. There is no dividend declared for the year ended December 31, 2009 and for the three months period ended March 31, 2010.

6.	Shareholder’s Equity

On December 26, 2008, the shareholders of Guoying entered into a share transfer agreement with China Electronic Holdings Inc. to transfer 40% of their shares of Guoying Electronic Group Co, Ltd. to China Electronic Holdings Inc. for a consideration of RMB400, 000 (approximately $60,000). The shareholders of Guoying also entered into another share transfer agreement with CEH in December 2009 to transfer the rest of their shares (60%) to CEH for a consideration of RMB600, 000. CEH paid RMB400, 000 in February 2010. Simultaneously, CEH and Guoying also entered into an agreement to issue 13,213,268 shares to Guoying original shareholders. Effective February 10, Guoying became a wholly owned subsidiary of China Electronic. On February 10, 2010 the Company issued 13,213,268 shares of Common Stock pursuant to the acquisition made agreement effective February 10, 2010.

7.	Surplus reserve fund

The laws and regulations of the PRC require that before a Sino-foreign cooperative joint venture enterprise distributes profits to its partners, it must first satisfy all tax liabilities, provide for losses in previous years, and make allocations in proportions determined at the discretion of the board of directors, after the statutory reserves. The statutory reserves include the surplus reserve fund, the common welfare fund, and the enterprise fund. These statutory reserves represent restricted retained earnings.

The Company is required to transfer 10% of its net income, as determined in accordance with the PRC’s accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company’s registered capital.

The transfer to this reserve must be made before distribution of any dividends to shareholders. For the three months ended March 31, 2010 and 2009, the Company transferred $470,449 and $0, respectively, to this reserve. The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

Enterprise fund

The enterprise fund may be used to acquire fixed assets or to increase the working capital to expand production and operations of the Company. No minimum contribution is required and the Company has not made any contribution to this fund. For the three months ended March 31, 2010 and 2009, the Company transferred $0 and $0, respectively, to this reserve.

8.	Employee Welfare Plan

The Company has established its own employee welfare plan in accordance with Chinese law and regulations. The Company makes contributions to an employee welfare plan.  The total expense for the above plan was $16,471and $15,985 for the three months ended March 31, 2010 and 2009, respectively.

9.	Income Tax

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate for the three months ended March 31, 2010 and 2009:

	2010	2009

U.S. Statutory rates	34.0%	34.0%

Foreign income not recognized in USA	(34.0)	(34.0)

China income taxes	0	0

China income tax exemption	0	0

Total provision for income taxes	0%	0%

People’s Republic of China (PRC)

Under the Income Tax Laws of the PRC, the Company’s subsidiaries are generally subject to an Enterprise Income Tax (EIT) at a standard rate of 25% on income reported in the statutory financial statements after appropriate tax adjustments. Currently, the Company is charged at a fixed annual amount of approximately $1,200 to cover all types of taxes including income taxes and value added taxes. This is approved by the PRC tax department. The income tax expenses for the three months ended March 31, 2010 and 2009 are $0. There were no significant book and tax basis differences.

10.	Concentration of Credit Risks and Uncertainties

The Company’s practical operations are all carried out in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC's economy.

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Concentration of credit risk exists when changes in economic, industry or geographic factors similarly affect groups of counter parties whose aggregate credit exposure is material in relation to the Company’s total credit exposure.

For the three months ended March 31, 2010, there is no major customer that individually comprised more than 10% of the Company’s total sales. For the three months ended March 31, 2009, there is no major customer that each individually comprised more than 10% of the Company’s total sales.

The top five major vendors accounted for 100% of the Company’s total purchases for the three months ended March 31, 2010, with three major vendors, Shangdong Huangming Solar Power Sales Co., Jiangsu Huayang Solar Power Sales Co. and Anhui Digital Tech Co. accounting for 73%, 15% and 7% of the total purchases. The top five major vendors accounted for 100% of the Company’s total purchases for the three months ended March 31, 2009, with three major vendors, Hier Hefei Ririshun Sales Co., Shangdong Huangming Solar Power Sales Co. and Sanyo Electronics Co. accounting for 60%, 27% and 10% and of the total purchases.

The Company’s exposure to foreign currency exchange rate risk primarily relates to cash and cash equivalents and short-term investments, denominated in the U.S. dollar. Any significant revaluation of RMB may materially and adversely affect the cash flows, revenues, earnings and financial position of the Company.

Operating Leases
The Company leases various facilities under operating leases that terminate on various dates.
The Company incurred rent expenses of $7,936 and $7,930 for the three months ended March 31, 2010 and 2009.
The lease expenses for the next five years after March 31, 2010 are as follows:

2011	$23,435
2012	13,095
2013	711
2014	–
2015	–
Total	37,241

11.	Subsequent Events

On July 15, 2010, we entered into a Share Exchange Agreement, dated as of July 9, 2010 (the “Share Exchange Agreement”) with Buyonate, Inc. and certain stockholders and warrant holders of China Electronic (the “CEH Stockholders”).  Pursuant to the Share Exchange Agreement, on July 15, 2010, 10 CEH Stockholders transferred 100% of the outstanding shares of common stock and preferred stock and 100% of the warrants to purchase common stock of China Electronic held by them, in exchange for an aggregate of 13,785,902 newly issued shares of Buyonate, Inc’s Common Stock and warrants to purchase an aggregate of 1,628,570 shares of Buyonate, Inc’s Common Stock. The shares of Buyonate, Inc’s common stock acquired by the CEH Stockholders in such transactions constitute approximately 85.96% of our issued and outstanding Common Stock giving effect to the share and warrant exchange and the sale of Buyonate, Inc’s Common Stock pursuant to the Subscription Agreement discussed below, but not including any outstanding purchase warrants to purchase shares of Buyonate, Inc’s common stock, including the warrants issued pursuant to the Subscription Agreement. In connection with the closing of the Share Exchange Agreement, China Electronic purchased from the former principal stockholder of Buyonate an aggregate of 4 million shares of common stock and then agreed to the cancellation of such shares.

In addition, on July 15, 2010 Buyonate, Inc and its subsidiaries, China Electronic and Guoying,  consummated a private placement to 27 investors for an aggregate gross purchase price of $3,278,397  ($10.56 per unit) of 310,454 units, each unit consisting of  four shares of our Common Stock, par value $0.0001 per share (“Stock”), a three-year warrant to purchase one shares of our Common Stock for $3.70 per share and  a three-year warrant to purchase one share of our Common Stock for $4.75 per share pursuant to a Subscription Agreement (the “Subscription Agreement”) with such investors (the “Private Placement”).

In May 2010, Guoying board had a board resolution withdrawing the dividend declared in 2008. In June 2010, the original shareholders signed agreements waiving their rights to receive the dividends declared in 2008. All dividend payable were reclassed into equity.